                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for
 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for
 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
    Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
                                   Seligman
            Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

            SUPPLEMENT DATED NOVEMBER 7, 2008 TO THE STATEMENTS OF
                            ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

    Statements of Additional Information, each dated February 1, 2008, for Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust,
                 Seligman New Jersey Municipal Fund, Inc., and
                  Seligman Pennsylvania Municipal Fund Series

      Statements of Additional Information, each dated March 3, 2008, for Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

       Statements of Additional Information, each dated May 1, 2008, for Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
  Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc.,
                     and Seligman Value Fund Series, Inc.

            (each, together with any series thereof, a "Fund" and,
                     all Funds collectively, the "Funds")

On November 6, 2008, at an adjourned Special Meeting of Shareholders of Seligman Asset Allocation Balanced Fund, a series of Seligman Asset Allocation Series, Inc. (the "Series"), shareholders approved a new investment management services agreement between the Series (on behalf of Seligman Asset Allocation Balanced Fund) and RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc.

Today, November 7, 2008, RiverSource Investments announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated. With the Acquisition completed and shareholders of each Fund having previously approved (at Special Meetings held earlier in November 2008) a new investment management services agreement between such Fund and RiverSource Investments and, if applicable, new subadvisory and delegation agreements, RiverSource Investments is the new investment manager of the Funds effective November 7, 2008. Current subadvisers of the Funds will continue to provide portfolio management services to those Funds to which they were providing services. None of the Funds' respective portfolio managers have changed as a result of the Acquisition. RiverSource Investments will continue any voluntary or contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds.

Effective November 7, 2008, the following changes are hereby made to each Fund's Statement of Additional Information ("SAI"). Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in the Fund's SAI.

The following information is added under the caption "Fund History":

As of November 7, 2008, the Fund (or Funds, or any series thereof, as applicable) is part of the RiverSource complex of funds. The RiverSource complex of funds includes a comprehensive array of funds managed by RiverSource Investments, LLC ("RiverSource Investments"), including the Fund and the other Seligman Mutual Funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments ("Threadneedle"), to expand the array of funds offered in the RiverSource complex. RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the "Board") and the same policies and procedures. Although the Seligman funds share the same Board, they do not currently have the same policies and procedures, as set forth in the Fund's prospectus, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds.

The following information is added under the caption "Description of the Fund and its Investments and Risks--Investment Strategies and Risks" (except with respect to the SAIs for each of Seligman Asset Allocation Series, Inc., Seligman Muncipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc. and Seligman Pennsylvania Municipal Fund Series):

Futures Contracts. The Fund may utilize index futures contracts. Futures contracts, which trade on a securities exchange, are standardized as to quantity, delivery date and settlement conditions, including specific securities acceptable for delivery against the futures contract. In the case of index futures, settlement is made in cash based on the value of a specified underlying index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is a securities exchange, offsetting transactions are netted to close out positions. The Fund may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Funds are not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the position, including the maintenance of margins, which could result in the Fund incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Fund is required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by a securities exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When the Fund purchases or sells futures contracts, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position. In addition, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, since initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

Options on Futures. The Fund may utilize options on index futures ("options on futures"). Options on futures are effectively options on the instrument that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is also risk that the Fund may have difficulty in closing out positions in options on futures. Although the Fund intends to close out any positions on a securities market, there can be no assurance that such a market will exist for a particular contract at a particular time.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Fund.

Options on futures held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. If the Fund were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The information under the caption "Management of the Fund - Management Information" is hereby superseded and replaced with the following information:

Shareholders elect a Board that oversees a fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously elected (at a special meeting held in November 2008) ten new directors/trustees (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. Messrs. Leroy C. Richie and John F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors/trustees to 12 directors/trustees.

Information with respect to the members of the Board is shown below. Each member oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

                       Position with
                         Fund and
                       Length of Time    Principal Occupation                                  Committee
 Name, Address, Age       Served         During Last Five Years    Other Directorships        Memberships
---------------------- --------------- --------------------------- -------------------  -------------------------
Kathleen Blatz          Board member   Attorney; Chief Justice,    None                 Board Governance,
901 S. Marquette Ave.  since November  Minnesota Supreme                                Compliance, Investment
Minneapolis, MN 55402     7, 2008      Court, 1998-2006                                 Review, Joint Audit
Age 54

Arne H. Carlson         Board member   Chair, RiverSource          None                 Board Governance,
901 S. Marquette Ave.  since November  Funds, 1999-2006; former                         Compliance, Contracts,
Minneapolis, MN 55402     7, 2008      Governor of Minnesota                            Executive, Investment
Age 73                                                                                  Review

Pamela G. Carlton       Board member   President, Springboard-     None                 Distribution, Investment
901 S. Marquette Ave.  since November  Partners in Cross Cultural                       Review, Joint Audit
Minneapolis, MN 55402     7, 2008      Leadership (consulting
Age 53                                 company)

Patricia M. Flynn       Board member   Trustee Professor of        None                 Board Governance,
901 S. Marquette Ave.  since November  Economics and                                    Contracts, Investment
Minneapolis, MN 55402     7, 2008      Management, Bentley                              Review
Age 57                                 College; Former Dean,
                                       McCallum Graduate
                                       School of Business,
                                       Bentley College

Independent Board Members

                        Position with
                          Fund and
                        Length of Time    Principal Occupation                                          Committee
  Name, Address, Age       Served         During Last Five Years        Other Directorships            Memberships
----------------------- --------------- --------------------------- ---------------------------- -------------------------
Anne P. Jones            Board member   Attorney and Consultant     None                         Board Governance,
901 S. Marquette Ave.   since November                                                           Compliance, Executive,
Minneapolis, MN 55402      7, 2008                                                               Investment Review, Joint
Age 73                                                                                           Audit

Jeffrey Laikind, CFA     Board member   Former Managing             American Progressive         Distribution, Investment
901 S. Marquette Ave.   since November  Director, Shikiar Asset     Insurance                    Review, Joint Audit
Minneapolis, MN 55402      7, 2008      Management
Age 72

Stephen R. Lewis, Jr.    Board member   President Emeritus and      Valmont Industries, Inc.     Board Governance,
901 S. Marquette Ave.   since November  Professor of Economics,     (manufactures irrigation     Compliance, Contracts,
Minneapolis, MN 55402      7, 2008      Carleton College            systems)                     Executive, Investment
Age 69                                                                                           Review

John F. Maher            Board member   Retired President and       None                         Distribution, Investment
901 S. Marquette Ave.     since 2006    Chief Executive Officer                                  Review, Joint Audit
Minneapolis, MN 55402                   and former Director,
Age 64                                  Great Western Financial
                                        Corporation (bank
                                        holding company) and its
                                        principal subsidiary,
                                        Great Western Bank
                                        (federal savings bank)

Catherine James Paglia   Board member   Director, Enterprise Asset  None                         Compliance, Contracts,
901 S. Marquette Ave.   since November  Management, Inc.                                         Distribution, Executive,
Minneapolis, MN 55402      7, 2008      (private real estate and                                 Investment Review
Age 55                                  asset management
                                        company)

Leroy C. Richie          Board member   Counsel, Lewis &            Lead Outside Director,       Contracts, Distribution,
901 S. Marquette Ave.     since 2000    Munday, P.C. (law firm);    Digital Ally, Inc. (digital  Investment Review
Minneapolis, MN 55402                   Director, Vibration         imaging); and Infinity,
Age 66                                  Control Technologies,       Inc. (oil and gas
                                        LLC (auto vibration         exploration and
                                        technology); Director and   production); Director,
                                        Chairman, Highland Park     OGE Energy Corp.
                                        Michigan Economic           (energy and energy
                                        Development Corp; and       services provider offering
                                        Chairman, Detroit Public    physical delivery and
                                        Schools Foundation.         related services for both
                                        Formerly, Chairman and      electricity and natural
                                        Chief Executive Officer,    gas).
                                        Q Standards Worldwide,
                                        Inc. (library of technical
                                        standards); Director,
                                        Kerr- McGee Corporation
                                        (diversified energy and
                                        chemical company);
                                        Trustee, New York
                                        University Law Center
                                        Foundation; Vice
                                        Chairman, Detroit
                                        Medical Center and
                                        Detroit Economic Growth
                                        Corp.

Independent Board Members

                         Position with
                           Fund and
                        Length of Time     Principal Occupation                                      Committee
 Name, Address, Age         Served         During Last Five Years     Other Directorships           Memberships
---------------------- ------------------ ------------------------- ------------------------- -------------------------

Alison Taunton-Rigby     Board member     Chief Executive Officer   Idera Pharmaceuticals,    Contracts, Distribution,
901 S. Marquette Ave.  since November 7,  and Director, RiboNovix,  Inc. (biotechnology);     Executive, Investment
Minneapolis, MN 55402        2008         Inc. since 2003           Healthways, Inc. (health  Review
Age 64                                    (biotechnology); former   management programs)
                                          President, Forester
                                          Biotech

Board Member Affiliated With RiverSource Investments*

                       Position with
                         Fund and
                       Length of Time         Principal Occupation                                 Committee
 Name, Address, Age       Served             During Last Five Years        Other Directorships     Memberships
---------------------- --------------- ----------------------------------  -------------------  ------------------

William F. Truscott     Board member   President - U.S. Asset Management   None                 Investment Review
53600 Ameriprise          and Vice     and Chief Investment Officer,
Financial Center         President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474  since November  President, Chairman of the Board
Age 47                    7, 2008      and Chief Investment Officer,
                                       RiverSource Investments, LLC since
                                       2005; Director, President and
                                       Chief Executive Officer,
                                       Ameriprise Certificate Company
                                       and; Chairman of the Board, Chief
                                       Executive Officer and President,
                                       RiverSource Distributors, Inc.
                                       since 2006; Senior Vice President
                                       - Chief Investment Officer,
                                       Ameriprise Financial, Inc.; and
                                       Chairman of the Board and Chief
                                       Investment Officer, RiverSource
                                       Investments, LLC, 2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the other officers are:

Fund Officers

                             Position held
                           with the Fund and                          Principal occupation
   Name, address, age      length of service                         during past five years
------------------------- -------------------- --------------------------------------------------------------------
Patrick T. Bannigan       President since      Director and Senior Vice President - Asset Management, Products and
172 Ameriprise Financial  November 7, 2008     Marketing, RiverSource Investments, LLC and; Director and Vice
Center                                         President - Asset Management, Products and Marketing, RiverSource
Minneapolis, MN 55474                          Distributors, Inc. since 2006; Managing Director and Global Head of
Age 42                                         Product, Morgan Stanley Investment Management, 2004-2006;
                                               President, Touchstone Investments, 2002-2004

Michelle M. Keeley        Vice President since Executive Vice President - Equity and Fixed Income, Ameriprise
172 Ameriprise Financial  November 7, 2008     Financial, Inc. and RiverSource Investments, LLC since 2006; Vice
Center                                         President - Investments, Ameriprise Certificate Company since 2003;
Minneapolis, MN 55474                          Senior Vice President - Fixed Income, Ameriprise Financial, Inc.,
Age 44                                         2002-2006 and RiverSource Investments, LLC, 2004-2006

Fund Officers

                              Position held
                            with the Fund and                           Principal occupation
   Name, address, age       length of service                          during past five years
-------------------------- -------------------- ----------------------------------------------------------------------

Amy K. Johnson             Vice President since Vice President - Asset Management and Trust Company Services,
5228 Ameriprise Financial  November 7, 2008     RiverSource Investments, LLC since 2006; Vice President -
Center                                          Operations and Compliance, RiverSource Investments, LLC, 2004-
Minneapolis, MN 55474                           2006; Director of Product Development - Mutual Funds, Ameriprise
Age 42                                          Financial, Inc., 2001-2004

Scott R. Plummer           Vice President,      Vice President and Chief Counsel - Asset Management, Ameriprise
5228 Ameriprise Financial  General Counsel and  Financial, Inc. since 2005; Chief Counsel, RiverSource Distributors,
Center                     Secretary since      Inc. and Chief Legal Officer and Assistant Secretary, RiverSource
Minneapolis, MN 55474      November 7, 2008     Investments, LLC since 2006; Vice President, General Counsel and
Age 49                                          Secretary, Ameriprise Certificate Company since 2005; Vice President
                                                - Asset Management Compliance, Ameriprise Financial, Inc., 2004-
                                                2005; Senior Vice President and Chief Compliance Officer,
                                                USBancorp Asset Management, 2002-2004

Lawrence P. Vogel          Treasurer since 2000 Treasurer, RiverSource Investments, LLC (J. & W. Seligman & Co.
100 Park Avenue,                                Incorporated prior to Nov. 2008), of each of the investment companies
New York, NY 10017                              of the Seligman Group of Funds since 2000; and Treasurer, Seligman
Age 51                                          Data Corp. since 2000. Senior Vice President, Investment Companies,
                                                J. & W. Seligman & Co. Incorporated of each of the investment companies of the Seligman group of funds 1992 to 2008.

Eleanor T.M. Hoagland      Chief Compliance     Chief Compliance Officer, RiverSource Investments, LLC (J. & W.
100 Park Avenue,           Officer since 2004;  Seligman & Co. Incorporated prior to Nov. 2008), for each of the
New York, NY 10017         Money Laundering     investment companies of the Seligman group of funds since 2004;
Age 56                     Prevention Officer   Money Laundering Prevention Officer and Identity Theft Prevention
                           and Identity Theft   Officer, RiverSource Investments, LLC for each of the investment
                           Prevention Officer   companies of the Seligman group of funds since November 2008.
                           since 2008.          Managing Director, J. & W. Seligman & Co. Incorporated and Vice-
                                                President for each of the investment companies of the Seligman group of funds 2004 to 2008.

As of November 7, 2008, the Board has organized the following committees (accordingly, no committee meetings have been held prior to such date):

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the chairperson of the Board in relation to furthering the interests of the Funds and their shareholders on external matters.

Compliance Committee. This committee supports the Fund's maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Fund's Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund's CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Fund. It also advises the Board regarding actions taken on these contracts during the annual review process.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Fund, and reports to the Board as appropriate.

Executive Committee. This committee acts for the Board between meetings of the Board.

Investment Review Committee. This committee reviews and oversees the management of the Fund's assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Joint Audit Committee. This committee oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting and oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Fund's compliance with legal and regulatory requirements relating to the Fund's accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund's independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.

The information under the caption "Management of the Fund - Beneficial Ownership" is hereby superseded and replaced with the following information:

The following two tables set forth information regarding each Board member's ownership of shares of each Seligman Fund (or Funds, including any series thereof) and the investment companies in the RiverSource complex of funds (which includes the Seligman Funds). Unless otherwise indicated, all such information is as of June 30, 2008. As of that date, none of the members of the Board other than Messrs. Maher and Richie beneficially owned shares of any of the Funds listed below. The dollar ranges of shares owned by Messrs. Maher and Richie in such Funds are as follows:

                                                             Dollar Range of Fund Dollar Range of Fund
                                                               Shares Owned By      Shares Owned By
                                                                John F. Maher       Leroy C. Richie
                                                             -------------------- --------------------
Seligman Capital Fund, Inc..................................     $1-$10,000            $1-$10,000
Seligman Communications and Information Fund, Inc...........   $10,000-$50,000         $1-$10,000
Seligman Frontier Fund, Inc.................................     $1-$10,000            $1-$10,000
Seligman Global Fund Series, Inc.
   Seligman Emerging Markets Fund...........................     $1-$10,000            $1-$10,000
   Seligman Global Smaller Companies Fund...................     $1-$10,000            $1-$10,000
   Seligman Global Growth Fund..............................     $1-$10,000            $1-$10,000
   Seligman Global Technology Fund..........................     $1-$10,000            $1-$10,000
   Seligman International Growth Fund.......................     $1-$10,000            $1-$10,000
Seligman Growth Fund, Inc...................................     $1-$10,000            $1-$10,000
Seligman LaSalle Real Estate Fund Series, Inc.
   Seligman LaSalle Global Real Estate Fund.................     $1-$10,000               None
   Seligman LaSalle Monthly Dividend Real Estate Fund.......     $1-$10,000               None
Seligman Municipal Fund Series, Inc.
   Seligman National Municipal Class........................        None                  None
   Seligman Colorado Municipal Class........................        None                  None
   Seligman Georgia Municipal Class.........................        None                  None
   Seligman Louisiana Municipal Class.......................        None                  None
   Seligman Maryland Municipal Class........................        None                  None
   Seligman Massachusetts Municipal Class...................        None                  None

                                                             Dollar Range of Fund Dollar Range of Fund
                                                               Shares Owned By      Shares Owned By
                                                                John F. Maher       Leroy C. Richie
                                                             -------------------- --------------------
   Seligman Michigan Municipal Class........................         None              $1-$10,000
   Seligman Minnesota Municipal Class.......................         None                 None
   Seligman Missouri Municipal Class........................         None                 None
   Seligman New York Municipal Class........................         None                 None
   Seligman Ohio Municipal Class............................         None                 None
   Seligman Oregon Municipal Class..........................         None                 None
   Seligman South Carolina Municipal Class..................         None                 None
Seligman Municipal Series Trust
   Seligman California Municipal High Yield Series..........         None                 None
   Seligman California Municipal Quality Series.............         None                 None
   Seligman Florida Municipal Series........................         None                 None
   Seligman North Carolina Municipal Series.................         None                 None
Seligman New Jersey Municipal Fund, Inc.....................         None                 None
Seligman Pennsylvania Municipal Fund Series.................         None                 None
Seligman Asset Allocation Series, Inc.
   Seligman Asset Allocation Aggressive Growth Fund.........         None                 None
   Seligman Asset Allocation Balanced Fund..................         None                 None
   Seligman Asset Allocation Growth Fund....................         None                 None
   Seligman Asset Allocation Moderate Growth Fund...........         None                 None
Seligman Value Fund Series, Inc.
   Seligman Large-Cap Value Fund............................      $1-$10,000           $1-$10,000
   Seligman Smaller-Cap Value Fund..........................      $1-$10,000           $1-$10,000

                             Aggregate Dollar Range of Shares Owned by
          Name             Director in the RiverSource Complex of Funds *
-------------------------- ----------------------------------------------
INDEPENDENT BOARD MEMBERS
Kathleen Blatz............                 Over $100,000
Arne H. Carlson...........                 Over $100,000
Pamela G. Carlton.........                  $1-$10,000
Patricia M. Flynn.........                Over $100,000**
Anne P. Jones.............                 Over $100,000
Jeffrey Laikind...........                 Over $100,000
Stephen R. Lewis, Jr......                Over $100,000**
John F. Maher.............                 Over $100,000
Catherine James Paglia....                Over $100,000**
Leroy C. Richie...........                 Over $100,000
Alison Taunton-Rigby......                 Over $100,000
AFFILIATED BOARD MEMBER
William F. Truscott.......                 Over $100,000

* Each new Board Member, other than Ms. Flynn, owns between $1 and $10,000 of shares in the Seligman Funds. Ms. Flynn owns between $10,001 and $50,000 of shares in the Seligman Funds. Each New Board Member acquired their shares in the Seligman Funds after June 30, 2008. Neither of Messrs. Maher or Richie owns any shares of the RiverSource Funds.

** Total includes deferred compensation invested in share equivalents.

The following information is added to the table under the caption "Management of the Fund - Compensation":

None of the New Board Members received any compensation from the Fund prior to their election to the Board.

The information beneath the compensation table under the caption "Management of the Fund - Compensation" is hereby superseded and replaced with the following information:

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Fund's Chief Compliance Officer, Counsel to the independent Board members, and the Funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub- committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. The Board's Chair will receive total annual cash compensation of $400,000.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

The information under the caption "Management of the Fund - Code of Ethics" ("Management of the Fund - Code of Ethics - Seligman" in the SAIs for Seligman Global Fund Series Inc. and Seligman LaSalle Real Estate Fund Series, Inc.) is hereby superseded and replaced with the following information:

The funds in the RiverSource complex of funds (which includes the Seligman Funds), RiverSource Investments, the investment manager for the Seligman Funds, and Seligman Advisors, the distributor for the Seligman Funds, have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or (iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

All references to "Seligman" under the caption "Management of the Fund - Proxy Voting Policies" ("Management of the Fund - Proxy Voting Policies - Seligman" in the SAI for Seligman Global Fund Series, Inc.) are hereby replaced with "RiverSource Investments." In addition, the following information is added as the first full paragraph under that caption:

The following are interim proxy voting policies, procedures and guidelines that apply only to the Fund and the other Seligman Funds. The Seligman Funds will adopt the same proxy voting policies, procedures and guidelines as the other funds managed by RiverSource Investments in 2009.

The seventh and eight paragraphs under the caption "Management of the Fund - Proxy Voting Policies" ("Management of the Fund - Proxy Voting Policies - Seligman" in the SAI for Seligman Global Fund Series, Inc.) are hereby superseded and replaced with the following:

Deviations from Guidelines and Special Situations. RiverSource Investments recognizes that it may not always be in the best interest of the shareholders of the Fund to vote in accordance with the Guidelines on a particular issue. In such circumstances, RiverSource Investments may request permission from the Board to deviate from the Guidelines. The Board must approve any deviation from the Guidelines, and similarly, must approve the voting decision for proposals of a unique nature requiring a case-by-case analysis.

In making requests to the Board regarding deviations from the Guidelines or proposals requiring a case-by-case analysis, RiverSource Investments may rely on views of the management of a portfolio company, the views of its own investment professionals and information obtained from an independent research firm.

The second item under the caption "Management of the Fund - Proxy Voting Policies - Guidelines Summary" is hereby superseded and replaced with the following:

2. RiverSource Investments generally opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified Boards, supermajority votes, issuance of blank check preferred and establishment of classes with disparate voting rights. However, RiverSource Investments will vote in support of proposals to adopt poison pills.

The first three paragraphs under the caption "Investment Advisory and Other Services - Investment Manager" are hereby superseded and replaced with the following:

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held in November 2008) a new investment management services agreement between the Fund (or Funds, including any series thereof, as applicable) and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager effective November 7, 2008. Subadvisers, if any, will continue to provide portfolio management services.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund (or Funds, including any series thereof, as applicable) will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

The information under the caption "Investment Advisory and Other Services - Service Agreements" is hereby deleted and replaced with the following information:

Administrative Services

Under an Administrative Services Agreement, effective November 7, 2008 Ameriprise administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise provides the Fund with such office space, and certain administrative and other services and executive and other personnel as are necessary for Fund operations. Ameriprise pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource and of the officers and employees of the Fund. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Management Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the affected Fund will inform shareholders prior to the effectiveness of such increase.

The following information is hereby added to the end of the section entitled "Investment Advisory and Other Services - Other Service Providers":

The funds in the Seligman Group of Funds will enter into an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

The following information is added after the section entitled "Financial Statements":

Information Regarding Pending and Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on Aug. 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                        Supplement, dated May 15, 2008,
            to the following Statements of Additional Information:

    Statements of Additional Information, each dated February 1, 2008, for:
 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
                                   Seligman
  Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman
                                 Pennsylvania
     Municipal Fund Series and Seligman TargetHorizon ETF Portfolios, Inc.

     Statements of Additional Information, each dated March 3, 2008, for:
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

      Statements of Additional Information, each dated May 1, 2008, for:
 Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc., Seligman
                                     Cash
Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications
 and Information Fund, Inc., Seligman Growth Fund, Inc., Seligman High Income
                                     Fund
  Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate
                                 Fund Series,
                   Inc. and Seligman Value Fund Series, Inc.
                               (each, a "Fund")

Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in each Fund's Statement of Additional Information.

The following information supersedes and replaces item (6) under the heading "Purchase, Redemption and Pricing of Shares - Purchase of Shares - CDSC Waivers" in each Fund's Statement of Additional Information:

(6) in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with Seligman Advisors that contemplates a waiver of CDSCs.

                    SELIGMAN ASSET ALLOCATION SERIES, INC.
           (formerly, Seligman Time Horizon Harvester Series, Inc.)

               Seligman Asset Allocation Aggressive Growth Fund
                   (formerly, Seligman Time Horizon 30 Fund)
                     Seligman Asset Allocation Growth Fund
                   (formerly, Seligman Time Horizon 20 Fund)
                Seligman Asset Allocation Moderate Growth Fund
                   (formerly, Seligman Time Horizon 10 Fund)
                    Seligman Asset Allocation Balanced Fund
                      (formerly, Seligman Harvester Fund)

                      Statement of Additional Information
                                  May 1, 2008

                                100 Park Avenue
                           New York, New York 10017
                                (212) 850-1864
                      Toll Free Telephone: (800) 221-2450
     For Retirement Plan Information - Toll-Free Telephone: (800) 445-1777

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectus of Seligman Asset Allocation Series (the "Series"), dated May 1, 2008 (the "Prospectus"), an asset allocation Series containing four separate funds: Seligman Asset Allocation Aggressive Growth Fund, Seligman Asset Allocation Growth Fund, Seligman Asset Allocation Moderate Growth Fund and Seligman Asset Allocation Balanced Fund (collectively, "the Funds"), each offering Class A shares, Class B shares, Class C shares and Class D shares (Class D shares are not offered after the close of business on May 16, 2008). This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectus in its entirety. It should be read in conjunction with the Prospectus, which you may obtain by writing or calling the Series at the above address or telephone numbers, respectively.

The financial statements and notes included in the Series' Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished to you without charge if you request a copy of this SAI.

The website references in this SAI are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this SAI.

                               Table of Contents

          Series History..........................................  2
          Description of the Series and its Investments and Risks.  2
          Management of the Series................................ 17
          Control Persons and Principal Holders of Securities..... 23
          Investment Advisory and Other Services.................. 25
          Portfolio Managers...................................... 31
          Brokerage Allocation and Other Practices................ 33
          Capital Stock and Other Securities...................... 34
          Purchase, Redemption, and Pricing of Shares............. 35
          Taxation of the Series.................................. 42
          Underwriters............................................ 44
          Calculation of Performance Data......................... 46
          Financial Statements.................................... 48
          General Information..................................... 48

THF1A

                                Series History

The Series was incorporated under the laws of the state of Maryland on August 4, 1999 under the name Seligman Time Horizon/Harvester Series, Inc. The Series changed its name to its present name on January 17, 2008.

            Description of the Series and its Investments and Risks

Classification

Seligman Asset Allocation Series, Inc. is a diversified open-end management investment company, or mutual fund, which consists of four separate and distinct funds: Seligman Asset Allocation Aggressive Growth Fund, Seligman Asset Allocation Growth Fund, Seligman Asset Allocation Moderate Growth Fund and Seligman Asset Allocation Balanced Fund, hereinafter referred to as the Asset Allocation Aggressive Growth Fund, the Asset Allocation Growth Fund, the Asset Allocation Moderate Growth Fund and the Asset Allocation Balanced Fund, respectively.

Investment Strategies and Risks

Each Fund seeks to achieve its objectives by investing in a combination of mutual funds for which J. & W. Seligman & Co. Incorporated (the "Manager" or "Seligman") either now acts or in the future will act as investment manager (the "Underlying Funds"). The Funds may also invest directly in US government securities and short-term debt instruments. Because each Fund will invest a substantial portion of its assets in the Underlying Funds, each Fund's investment performance is directly related to the investment performance of the Underlying Funds in which it invests. The ability of a Fund to realize its investment objective(s) will depend upon the extent to which the Underlying Funds realize their objectives.

The investment objective(s) and policies of the Funds are similar to the investment objective(s) and policies of certain other mutual funds managed by the Manager. Although the investment objective(s) and policies may be similar, the investment results of the Funds may be higher or lower than the results of these other mutual funds.

Investment Strategies and Risks of the Underlying Funds. Each Underlying Fund has its own investment strategies and risks. The information provided below describes the types of instruments that one or more Underlying Funds may utilize in order to carry out its investment strategies, along with a summary of the risks presented by such instruments. Please note, however, that not every Underlying Fund is authorized under its investment objectives, strategies and policies to invest its assets in each of the instruments described below. Additionally, to the extent an Underlying Fund is authorized to invest in a particular instrument, the amount of the Underlying Fund's assets that may be so invested or the circumstances under which the investment in the instrument may be made may be restricted by the Underlying Fund's investment policies. References to an Underlying Fund below with respect to each type of instrument apply only to the extent that the particular Underlying Fund is authorized to invest in the instrument, subject to any such limitations or restrictions. A complete description of the types of instruments and related risks in which each Underlying Fund is permitted to invest is provided in each Underlying Fund's Prospectus and Statement of Additional Information, which are incorporated herein by reference and are available free of charge by telephoning 1-800-221-2450.

Convertible Bonds. Certain Underlying Funds may purchase convertible bonds. Convertible bonds are convertible at a stated exchange rate or price into common stock. Before conversion, convertible securities are similar to non-convertible debt securities in that they provide a steady stream of income with generally higher yields than an issuer's equity securities. The market value of all debt securities, including convertible securities, tends to decline as interest rates increase and to increase as interest rates decline. In general, convertible securities may provide lower interest or dividend yields than non-convertible debt securities of similar quality, but they may also allow investors to benefit from increases in the market price of the underlying common stock. When the market price of the underlying common stock increases, the price of the convertible security tends to reflect the increase. When the market price of the underlying common stock declines, the convertible security tends to trade on the basis of yield, and may not depreciate to the same extent as the underlying common stock. In an issuer's capital structure, convertible securities are senior to common stocks. They are therefore of higher quality and involve less risk than the issuer's common stock, but the extent to which risk is reduced depends largely on the extent to which the convertible security sells above its value as a fixed-income security. In selecting convertible securities for an Underlying Fund, the Manager evaluates such factors as economic and business conditions involving the issuer, future earnings growth potential of the issuer, potential for price appreciation of the underlying equity, the value of individual securities relative to other investment alternatives, trends in the determinants of corporate profits, and capability of management. In evaluating a convertible security, the Manager gives emphasis to the attractiveness of the underlying common stock and the capital appreciation opportunities that the convertible security presents. Convertible securities can be callable or redeemable at the issuer's discretion, in which case the Manager would be forced to seek alternative investments.

Debt securities convertible into equity securities may be rated as low as CC by Standard & Poor's Rating Service ("S&P") or Ca by Moody's Investors Service, Inc. ("Moody's"). Debt securities rated below investment grade (frequently referred to as "junk bonds") often have speculative characteristics and will be subject to greater market fluctuations and risk of loss of income and principal than higher-rated securities. The Manager does not rely on the ratings of these securities in making investment decisions but performs its own analysis, based on the factors described above, in light of the Underlying Fund's investment objectives.

Derivatives. Certain Underlying Funds may invest in derivatives for hedging or investment purposes.

A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (e.g., interest rates or currency exchange rates), security, commodity or other asset. An Underlying Fund will not invest in a specific type of derivative without prior approval from its Board of Directors, after consideration of, among other things, how the derivative instrument serves the Underlying Fund's investment objective, and the risk associated with the investment. The types of derivatives in which the Underlying Funds are currently permitted to invest, as described more fully below, are forward foreign currency exchange contracts, commodities and commodity contracts, options, rights and warrants, equity-linked securities and access trades.

Forward Foreign Currency Exchange Contracts. Certain Underlying Funds may enter into forward foreign currency exchange contracts to fix the US dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for, or to hedge the US dollar value of securities it owns. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into.

An Underlying Fund may enter into a forward contract to sell or buy the amount of a foreign currency it believes may experience a substantial movement against the US dollar. In this case, the contract would approximate the value of some or all of the Underlying Fund's securities denominated in such foreign currency. Under normal circumstances, the Manager will limit forward currency contracts to not greater than 75% of an Underlying Fund's position in any one country as of the date the contract is entered into. This limitation will be measured at the point the hedging transaction is entered into by the Underlying Fund. Under extraordinary circumstances, the Underlying Fund's Manager may enter into forward currency contracts in excess of 75% of an Underlying Fund's position in any one country as of the date the contract is entered into. The precise matching of the forward contract amounts and the value of securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movement in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Under certain circumstances, an Underlying Fund may commit a substantial portion or the entire value of its assets to the consummation of these contracts. The Underlying Fund's Manager will consider the effect a substantial commitment of its assets to forward contracts would have on the investment program of an Underlying Fund and its ability to purchase additional securities.

Except as set forth above and immediately below, an Underlying Fund will not enter into forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would oblige the Underlying Fund to deliver an amount of foreign currency in excess of the value of the Underlying Fund's securities or other assets denominated in that currency. An Underlying Fund, in order to avoid excess transactions and transaction costs, may nonetheless maintain a net exposure to forward contracts in excess of the value of the Underlying Fund's securities or other assets denominated in that currency provided the excess amount is "covered" by cash and/or liquid, high-grade debt securities, denominated in any currency, having a value at least equal at all times to the amount of such excess. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer-term investment decisions made with regard to overall diversification strategies. However, the Manager believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Underlying Fund will be served.

At the maturity of a forward contract, an Underlying Fund may either sell the security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

As indicated above, it is impossible to forecast with absolute precision the market value of the Underlying Fund's securities at the expiration of the forward contract. Accordingly, it may be necessary for an Underlying Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Underlying Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the Underlying Fund's security if its market value exceeds the amount of foreign currency an Underlying Fund is obligated to deliver. However, an Underlying Fund may use liquid, high-grade debt securities, denominated in any currency, to cover the amount by which the value of a forward contract exceeds the value of the securities to which it relates.

If an Underlying Fund retains the security and engages in offsetting transactions, the Underlying Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Underlying Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the Underlying Fund's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Underlying Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Underlying Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

Each Underlying Fund's dealing in forward foreign currency exchange contracts will be limited to the transactions described above. An Underlying Fund is not required to enter into forward contracts with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Underlying Fund's Manager or subadviser as the case may be. It also should be realized that this method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange at a future date. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time, they tend to limit any potential gain which might result from an increase in the value of that currency.

Shareholders should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to an Underlying Fund at one rate, while offering a lesser rate of exchange should the Underlying Fund desire to resell that currency to the dealer.

Commodities and Commodity Contracts. Certain Underlying Funds may purchase and sell commodities and commodity contracts only to the extent that such activities do not result in the Underlying Fund being a "commodity pool" as defined in the Commodity Exchange Act and the Commodity Futures Trading Commission's regulations and interpretations thereunder.

Use of these instruments can involve substantial risks. For example, derivative instruments can present investment risk to a Fund if the Manager does not accurately predict the fluctuations in interest rates, currency values or the market to which the financial instrument is tied. Certain derivative instruments may involve the use of leverage and, as a result, there is the risk that a Fund could lose more than the amount of its original investment. For example, a fund may purchase futures contracts by making a relatively small "margin deposit" and, if such contract is thereafter sold at a loss, that fund could lose substantially more than the original margin deposit. Although the Funds will only utilize exchange-traded futures and options thereon, there can be no assurance that they will be able to close out positions when they wish to. In addition, a futures or options strategy may not provide an exact hedge to a position.

Options. Certain Underlying Funds are permitted to purchase put options, call options, put spreads, call spreads and collars, and to sell covered call options (i.e., where the Underlying Fund owns the underlying security) and covered put options (i.e., where the Underlying Fund maintains cash or other collateral to cover the obligation created by the put). Put options, call options, put spreads and collars and call spreads are described below.

An option is a contract that gives the holder the right to purchase ("call") or sell ("put") a specified security for an agreed upon price at any time before the contract's expiration date. The amount paid for an option is known as the premium, and the exercise price is known as the strike price. The purchaser of an option has the right, but not the obligation, to purchase or sell a security. The seller (or "writer") of an option, conversely, has an obligation to sell or purchase a security if the option is exercised. Some options have standardized terms and are traded on securities exchanges. Others are privately negotiated and have no or only a limited trading market. Options may be used individually or in combinations (e.g., put spreads and collars) to hedge securities positions or to seek increased investment returns.

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Put spreads and collars are designed to protect against a decline in value of a security an investor owns. A collar involves the purchase of a put and the simultaneous writing of a call on the same security at a higher strike price. The put protects the investor from a decline in the price of the security below the put's strike price. The call means that the investor will not benefit from increases in the price of the security beyond the call's strike price. In a put spread, an investor purchases a put and simultaneously writes a put on the same security at a lower strike price. This combination protects the investor against a decline in the price down to the lower strike price. The premium received for writing the call (in the case of a collar) or writing the put (in the case of a put spread) offsets, in whole or in part, the premium paid to purchase the put. In a call spread, an investor purchases a call and simultaneously sells a call on the same security, with the call sold having a higher strike price than the call purchased. The purchased call is designed to provide exposure to a potential increase in the value of a security an investor owns. The premium received for writing the call offsets, in part, the premium paid to purchase the corresponding call, but it also means that the investor will not benefit from increases in the price of the security beyond the sold call's strike price.

Options offer large amounts of leverage, which will result in an Underlying Fund's net asset value being more sensitive to changes in the value of the underlying security. The successful use of options depends in part on the ability of the Manager to manage future price fluctuations, and the degree of correlation between the options and the prices of the underlying securities. If the Manager is incorrect in its expectation of changes in market prices or the correlation between the instruments or indices on which such options may be written and purchased and the instruments in an Underlying Fund's investment portfolio, that Underlying Fund may incur losses that it would not otherwise incur. The use of options can also increase an Underlying Fund's transaction costs. Options transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested. The purchaser of an option runs the risk of losing the entire premium paid if the option expires "out of the money" (i.e., if the strike price for a call option is higher than the market price, or the strike price for a put option is lower than the market price). The seller of an option earns premium income but is subject to the risk of having to sell the underlying security at significantly less than its market price (or buy a security at significantly more than its market price). When options are purchased on the over-the-counter market, there is a risk that the counterparty that wrote the option will be unable to perform its obligations under the option contract. Such over-the-counter options may also be illiquid and, in such cases, an Underlying Fund may have difficulty closing out its position, in which case the Underlying Fund could lose money in the event of adverse price movements.

Rights and Warrants. Certain Underlying Funds may invest in common stock rights and warrants believed by the Manager to provide capital appreciation opportunities. Common stock rights and warrants received as part of a unit or attached to securities purchased (i.e., not separately purchased) are not included in each Underlying Fund's investment restrictions regarding such securities.

Equity-Linked Securities. Certain Underlying Funds may invest in equity-linked securities (each, an "ELS") as part of its overall investment strategy. An ELS is a debt instrument whose value is based on the value of a single equity security, basket of equity securities or an index of equity securities (each, an "Underlying Equity"). An ELS typically provides interest income, thereby offering a yield advantage over investing directly in an Underlying Equity. However, the holder of an ELS may have limited or no benefit from any appreciation in the Underlying Equity, but is exposed to downside market risk. An Underlying Fund may purchase ELSs that trade on a securities exchange or those that trade on the over-the-counter markets, including Rule 144A securities. An Underlying Fund may also purchase ELSs in a privately negotiated transaction with the issuer of the ELSs (or its broker-dealer affiliate, collectively referred to in this section as the "issuer"). The Underlying Fund may or may not hold an ELS until its maturity.

Investments in ELSs subject an Underlying Fund to risks, primarily to the downside market risk associated with the Underlying Equity, and to additional risks not typically associated with investments in listed equity securities, such as liquidity risk, credit risk of the issuer, and concentration risk. Most ELSs do not have any downside protection (though some ELSs provide for a floor on the downside). In general, an investor in an ELS has the same downside risk as an investor in the Underlying Equity. The liquidity of an ELS that is not actively traded on an exchange is linked to the liquidity of the Underlying Equity. The issuer of an ELS generally purchases the Underlying Equity as a hedge. If the Underlying Fund wants to sell an ELS back to the issuer prior to its maturity, the issuer may sell the Underlying Equity to unwind the hedge and, therefore, must take into account the liquidity of the Underlying Equity in negotiating the purchase price the issuer will pay to the Underlying Fund to acquire the ELS.

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The liquidity of unlisted ELSs is normally determined by the willingness of the issuer to make a market in the ELS. While an Underlying Fund will seek to purchase ELSs only from issuers that it believes to be willing to, and capable of, repurchasing the ELS at a reasonable price, there can be no assurance that the Underlying Fund will be able to sell any ELS at such a price or at all.
This may impair the Underlying Fund's ability to enter into other transactions at a time when doing so might be advantageous. In addition, because ELSs are senior unsecured notes of the issuer, the Underlying Fund would be subject to the credit risk of the issuer and the potential risk of being too concentrated in the securities (including ELSs) of that issuer. The Underlying Fund bears the risk that the issuer may default on its obligations under the ELS. In the event of insolvency of the issuer, the Underlying Fund will be unable to obtain the intended benefits of the ELS. Moreover, it may be may be difficult to obtain market quotations for purposes of valuing the Underlying Fund's ELSs and computing the Underlying Fund's net asset value.

Price movements of an ELS will likely differ significantly from price movements of the Underlying Equity, resulting in the risk of loss if the Manager is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices or other relevant features of an ELS.

Access Trades. Certain Underlying Funds may participate in access trades with a global securities broker as counterparty. Access trades are over-the-counter transactions that provide access to a designated security, group of securities or market index without directly investing in the reference security/index. For a commission, the counterparty agrees to provide a return based on the return of the reference security/index. Access trades are typically used in foreign markets where limits on direct foreign ownership can affect prices and/or where there are significant complexities in directly purchasing or selling shares in the reference security/index. Since access trades are over-the-counter transactions, an Underlying Fund bears the risk that the counterparty will be unable or unwilling to meet its obligations. In addition, since over-the-counter markets are generally less liquid than exchanges, the Underlying Fund may not be able to sell when the Manager deems it advantageous to do so. The Manager will attempt to mitigate these risks by limiting access trade exposure by an Underlying Fund to 5% of total assets at the time of purchase and dealing with counterparties believed to be reputable.

Foreign Securities. Certain Underlying Funds may invest in foreign securities. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less information available about a foreign company than about a US company, and foreign companies may not be subject to reporting standards and requirements comparable to those applicable to US companies. Foreign securities may not be as liquid as US securities. Securities of foreign companies may involve greater market risk than securities of US companies, and foreign brokerage commissions and custody fees are generally higher than in the United States. Investments in foreign securities may also be subject to local economic or political risks, political instability and possible nationalization of issuers.

By investing in foreign securities, an Underlying Fund will attempt to take advantage of differences among economic trends and the performance of securities markets in various countries. To date, the market values of securities of issuers located in different countries have moved relatively independently of each other. During certain periods, the return on equity investments in some countries has exceeded the return on similar investments in the United States. The Manager believes that, in comparison with investment companies investing solely in domestic securities, it may be possible to obtain significant appreciation from a portfolio of foreign investments and securities from various markets that offer different investment opportunities and are affected by different economic trends. Global diversification reduces the effect that events in any one country will have on the entire investment portfolio. Of course, a decline in the value of an Underlying Fund's investments in one country may offset potential gains from investments in another country. However, diversification does not assure a profit or protect against loss in a declining market.

Investments in securities of foreign issuers may involve risks that are not associated with domestic investments, and there can be no assurance that the Underlying Fund's foreign investments will present less risk than a portfolio of domestic securities. Foreign issuers may lack uniform accounting, auditing and financial reporting standards, practices and requirements, and there is generally less publicly available information about foreign issuers than there is about US issuers. Governmental regulation and supervision of foreign stock exchanges, brokers and listed companies may be less pervasive than is customary in the United States. Securities of some foreign issuers are less liquid and their prices are more volatile than securities of comparable domestic issuers. Foreign securities settlements may in some instances be subject to delays and related administrative uncertainties which could result in temporary periods when assets of an Underlying Fund are uninvested and no return is earned thereon and may involve a risk of loss to an Underlying Fund. Foreign securities markets may have substantially less volume than US markets and far fewer traded issues. Fixed brokerage commissions on foreign securities exchanges are generally higher than in the United States, and transaction costs with respect to smaller capitalization companies may be higher than those of larger capitalization companies. Income from foreign securities may be reduced by a withholding tax at the source or other foreign taxes. In some countries, there may also be the possibility of nationalization, expropriation or confiscatory taxation, (in which case an Underlying Fund could lose its entire investment in a certain market), limitations on the removal of monies or other assets of an Underlying Fund, higher rates of inflation, political or social instability or revolution, or diplomatic developments that could affect investments in those countries. In addition, it may be difficult to obtain and enforce a judgement in a court outside the United States.

Some of the risks described above may be more severe for investments in emerging or developing countries. By comparison with the United States and other developed countries, emerging or developing countries may have relatively unstable governments, economies based on a less diversified industrial base and securities markets that trade a smaller number of securities. Companies in emerging markets may generally be smaller, less experienced and more recently organized than many domestic companies. Prices of securities traded in the securities markets of emerging or developing countries tend to be volatile. Furthermore, foreign investors are subject to many restrictions in emerging or developing countries. These restrictions may require, among other things, governmental approval prior to making investments or repatriating income or capital, or may impose limits on the amount or type of securities held by foreigners or on the companies in which the foreigners may invest.

The economies of individual emerging countries may differ favorably or unfavorably from the US economy in such respects as growth of gross domestic product, rates of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payment position and may be based on a substantially less diversified industrial base. Further, the economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.

Investments in foreign securities will usually be denominated in foreign currencies, and an Underlying Fund may temporarily hold cash in foreign currencies. Certain Underlying Funds may invest a substantial portion of their total assets in US dollar-denominated securities of foreign issuers, including foreign corporations, governments or their agencies or instrumentalities. The value of an Underlying Fund's investments denominated in foreign currencies may be affected, favorably or unfavorably, by the relative strength of the US dollar, changes in foreign currency and US dollar exchange rates and exchange control regulations. The Underlying Fund may incur costs in connection with conversions between various currencies. An Underlying Fund's net asset value per share will be affected by changes in currency exchange rates. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, and gains and losses realized on the sale of securities and the resulting amount, if any, to be distributed to shareholders by the Underlying Fund. The rate of exchange between the US dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets (which in turn are affected by interest rates, trade flows and numerous other factors, including, in some countries, local governmental intervention).

Other Investment Companies. Certain Underlying Funds may invest in securities issued by other investment companies. Such investments are subject to the limitations on investments in other investment companies imposed by the 1940 Act, which generally prohibits an Underlying Fund from holding more than 3% of the outstanding voting securities of another investment company, and from investing more than 5% of its total assets in any one investment company, or more than 10% of its total assets in other investment companies overall. An Underlying Fund's investments in other investment companies may include investment in exchange-traded funds ("ETFs") if appropriate investment opportunities arise. ETFs are registered funds that trade on a stock exchange or otherwise traded in the over-the-counter market and generally seek to track the performance of a specified securities index or a basket of securities. Securities traded in the over-the-counter market present additional risks, such as counterparty and liquidity risks.

If an Underlying Fund invests in other investment companies, shareholders of the Funds would bear not only the expenses of the Fund and the Underlying Fund (including operating expenses and advisory fees), but also similar expenses of the other investment companies, and the Funds' returns will therefore be lower. To the extent that an Underlying Fund invests in ETFs, such Underlying Fund is exposed to the risks associated with the underlying investments of the ETFs and the Underlying Fund's performance, and the Funds' performance, may be negatively affected if the value of those underlying investments declines.

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Depositary Receipts. Depositary Receipts are instruments generally issued by domestic banks or trust companies that represent the deposits of a security of a foreign issuer. American Depositary Receipts ("ADRs"), which are traded in dollars on US exchanges or over-the-counter, are issued by domestic banks and evidence ownership of securities issued by foreign corporations. European Depositary Receipts ("EDRs") are typically traded in Europe. Global Depositary Receipts ("GDRs") are typically traded in both Europe and the United States. Depositary Receipts may be issued as sponsored or unsponsored programs. In sponsored programs, the issuer has made arrangements to have its securities trade in the form of Depositary Receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, the issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the US, and therefore, the import of such information may not be reflected in the market value of such instruments.

IIliquid Securities. Certain Underlying Funds may invest in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933, as amended ("1933 Act")) and other securities that are not readily marketable. These may include restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A of the 1933 Act, and an Underlying Fund's board of directors or trustees may adopt procedures pursuant to which the Manager may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to an Underlying Fund's limitation on illiquid securities. Should the board of directors/trustees or the Manager (as the case may be) make this determination, it will carefully monitor the security (focusing on such factors, among others, as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in an Underlying Fund, if and to the extent that qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

Money Market Instruments. Each of the Underlying Funds, other than Seligman Cash Management Fund, which intends to invest primarily in the money market instruments described below, and Seligman U.S. Government Securities Fund, which intends to invest substantially all of its assets in US Government obligations, may invest a portion of their assets in the following money market instruments:

US Government Obligations. US Government obligations are obligations issued or guaranteed as to both principal and interest by the US Government or backed by the full faith and credit of the US, such as US Treasury Bills, securities issued or guaranteed by a US Government agency or instrumentality, and securities supported by the right of the issuer to borrow from the US Treasury.

Bank Obligations. Bank obligations include US dollar-denominated certificates of deposit, banker's acceptances, fixed time deposits and commercial paper of domestic banks, including their branches located outside the US, and of domestic branches of foreign banks. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

Commercial Paper and Short-Term Corporate Debt Securities. Commercial paper and short-term debt securities include short-term unsecured promissory notes with maturities not exceeding nine months issued in bearer form by bank holding companies, corporations and finance companies. Investments in commercial paper issued by bank holding companies will be limited at the time of investment to the 100 largest US bank holding companies in terms of assets.

Mortgage-Related Securities.

Mortgage Pass-Through Securities. Each Underlying Fund may invest in mortgage pass-through securities. Mortgage pass-through securities include securities that represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, and commercial banks. Such securities provide a "pass-through" of monthly payments of interest and principal made by the borrowers on their residential mortgage loans (net of any fees paid to the issuer or guarantor of such securities). Although the residential mortgages underlying a pool may have maturities of up to 30 years, a pool's effective maturity may be reduced by prepayments of principal on the underlying mortgage obligations. Factors affecting mortgage prepayments include, among other things, the level of interest rates, general economic and social conditions and the location and age of the mortgages. High interest rate mortgages are more likely to be prepaid than lower-rate mortgages; consequently, the effective maturities of mortgage-related obligations that pass-through payments of higher-rate mortgages are likely to be

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shorter than those of obligations that pass-through payments of lower-rate mortgages. If such prepayment of mortgage-related securities in which an Underlying Fund invests occurs, the Underlying Fund may have to invest the proceeds in securities with lower yields.

The Government National Mortgage Association ("GNMA") is a US Government corporation within the Department of Housing and Urban Development, authorized to guarantee, with the full faith and credit of the US Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration insured or Veterans Administration guaranteed residential mortgages. These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the pool, net of certain fees, regardless of whether or not the mortgagors actually make the payments. Other government-related issuers of mortgage-related securities include the Federal National Mortgage Association ("FNMA"), a government-sponsored corporation subject to general regulation by the Secretary of Housing and Urban Development but owned entirely by private stockholders, and the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the US Government created for the purpose of increasing the availability of mortgage credit for residential housing that is owned by the twelve Federal Home Loan Banks. FHLMC issues Participation Certificates ("PCs"), which represent interests in mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the US Government. Pass-through securities issued by FNMA are backed by residential mortgages purchased from a list of approved seller/servicers and are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the US Government.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through securities based on pools of conventional residential mortgage loans. Securities created by such non-governmental issuers may offer a higher rate of interest than government-related securities; however, timely payment of interest and principal may or may not be supported by insurance or guarantee arrangements, and there can be no assurance that the private issuers can meet their obligations.

Collateralized Mortgage Obligations. Certain Underlying Funds may invest in Collateralized Mortgage Obligations ("CMOs"), which may include certain CMOs that have elected to be treated as Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are fixed-income securities collateralized by pooled mortgages and separated into short-, medium-, and long-term positions (called tranches). Tranches pay different rates of interest depending upon their maturity. CMOs may be collateralized by (a) pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC, (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veteran's Affairs,
(c) unsecuritized conventional Mortgages, (d) other mortgage related securities or (e) any combination thereof.

Each tranche of a CMO is issued at a specific coupon rate and has a stated maturity. As the payments on the underlying mortgage loans are collected, the CMO issuer generally pays the coupon rate of interest to the holders of each tranche. In a common structure referred to as a "Pay" CMO, all scheduled and unscheduled principal payments generated by the collateral, as loans are repaid or prepaid, go initially to investors in the first tranches. Investors in later tranches do not start receiving principal payments until the prior tranches are paid in full. Sometimes, CMOs are structured so that the prepayment and/or market risks are transferred from one tranche to another.

Most CMOs are issued by Federal agencies. However, the only CMOs backed by the full faith and credit of the US Government are CMOs collateralized by pass-through securities guaranteed by GNMA. All CMOs are subject to reinvestment risk; that is, as prepayments on the underlying pool of mortgages increase, the maturity of the tranches in the CMO will decrease. As a result, an Underlying Fund may have to invest the proceeds that were invested in such CMOs in securities with lower yields. Factors affecting reinvestment risk include the level of interest rates, general economic and social conditions and the location and age of the mortgages.

Stripped Mortgage-Backed Securities. Certain Underlying Funds may invest in stripped mortgage-backed securities, which are generally structured in two classes that receive different portions of interest and principal payments on the underlying collateral or, in some cases, receive only the interest portion of the cash flow ("interest only" securities or "IOs") or only the principal portion ("principal only" securities or "POs"). The cash flows and yields on IO classes are extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. For example, a rapid rate of principal prepayments may have a material adverse effect on the yield to maturity and market value of IOs. If the underlying mortgage assets experience greater than anticipated prepayments of principal, an investor may experience the loss of interest income, an adverse impact on

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the value of the IO and failure to recoup all or a portion of its initial purchase price, even though the IO may be rated in the highest category for investment grade fixed-income securities. POs are subject to the risk of slower than anticipated principal payments, which would have the economic effect of lengthening the maturity of these instruments and thereby reducing their return relative to comparable fixed-income securities. Stripped mortgage-backed securities may be illiquid because they lack an established secondary trading market.

Repurchase Agreements. Each Underlying Fund may hold cash or cash equivalents and may enter into repurchase agreements with respect to securities; normally repurchase agreements relate to money market obligations backed by the full faith and credit of the US Government. Repurchase agreements are transactions in which an investor (e.g., an Underlying Fund) purchases a security from a bank, recognized securities dealer, or other financial institution and simultaneously commits to resell that security to such institution at an agreed-upon price, date and market rate of interest unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement thus involves the obligation of the bank or securities dealer to pay the agreed-upon price on the date agreed to, which obligation is in effect secured by the value of the underlying security held by the Underlying Fund. Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in value of the underlying securities and loss of interest. Although repurchase agreements carry certain risks not associated with direct investments in securities, each Underlying Fund intends to enter into repurchase agreements only with financial institutions believed to present minimum credit risks in accordance with guidelines established by the Manager of each Underlying Fund. The creditworthiness of such institutions will be reviewed and monitored under the general supervision of the Board of Directors. An Underlying Fund will invest only in repurchase agreements collateralized in an amount at least equal at all times to the purchase price plus accrued interest. Repurchase agreements usually are for short periods, such as one week or less, but may be for longer periods.

When-Issued and Forward Commitment Securities. Certain Underlying Funds may purchase securities on a when-issued or forward commitment basis. Settlement of such securities transactions (i.e., delivery of securities and payment of purchase price) normally takes place within 45 days after the date of the commitment to purchase.

At the time an Underlying Fund enters into such a commitment, both payment and interest terms will be established prior to settlement; there is a risk that prevailing interest rates on the settlement date will be greater than the interest rate terms established at the time the commitment was entered into. When-issued and forward commitment securities are subject to changes in market value prior to settlement based upon changes, real or anticipated, in the level of interest rates or creditworthiness of the issuer. If an Underlying Fund remains substantially fully invested at the same time that it has purchased securities on a when-issued or forward commitment basis, the market value of that Underlying Fund's assets may fluctuate more than otherwise would be the case. For this reason, when investing in when-issued or forward commitment securities, cash and/or liquid securities equal to the amount of each Underlying Fund's when-issued or forward commitment obligations will be segregated at the Underlying Fund's custodian, and marked to market daily, with additional cash and/or liquid securities added when necessary. When the time comes to pay for when-issued or forward commitment securities, an Underlying Fund will meet its respective obligations from then available cash flow, the sale of securities (those segregated or otherwise), or, although an Underlying Fund would not normally expect to do so, from the sale of the when-issued or forward commitment securities themselves (which may have a value greater or less than an Underlying Fund's payment obligations). Sale of securities to meet when-issued and forward commitment obligations carries with it a greater potential for the realization of capital gain or loss.

Short Sales. Each of Seligman Emerging Markets Fund, Seligman Global Smaller Companies Fund and Seligman International Growth Fund (collectively, the "Global Funds") may sell securities short "against the box." A short sale "against-the-box" is a short sale in which the Underlying Fund owns an equal amount of the securities sold short or securities convertible into or exchangeable without payment of further consideration for securities of the same issue as, and equal in amount to, the securities sold short. To effect a short sale, the Underlying Fund will borrow a security from a brokerage firm to make delivery to the buyer. The Underlying Fund will be obligated to replace the borrowed security. The Underlying Fund will realize a gain if the borrowed security declines in price between the date of the short sale and the date on which the Underlying Fund replaces the security. The Underlying Fund will incur a loss if the price of the borrowed security increases between those dates. Additionally, the Underlying Fund will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against-the-box. Short selling involves a risk of losses to the Underlying Fund and may exaggerate the volatility of the Underlying Fund's investment portfolio.

Lending of Portfolio Securities. Each of the Underlying Funds may lend portfolio securities to broker/dealers, banks or other institutional borrowers, provided that securities loaned by each of the Underlying Funds may not exceed 33 1/3% of each Underlying Fund's total assets taken at market value. The Underlying Funds will not lend portfolio securities to any institutions affiliated with the Underlying Fund. The borrower must maintain with the Underlying Fund's custodian bank cash or equivalent collateral equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the lending Underlying Fund an amount equal to any dividends or interest paid on the securities. The lending Underlying Fund may invest the collateral and earn additional income or receive an agreed-upon amount of interest income from the borrower. Loans made by the Underlying Funds will generally be short-term. Loans are subject to termination at the option of the lending Underlying Fund or the borrower. The lending Underlying Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the collateral to the borrower or placing broker. The lending Underlying Fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The lending of portfolio securities may involve certain risks such as: (1) an increase in the market value of the borrowed securities without a corresponding increase in the value of the posted collateral might result in an imbalance in value between the borrowed securities and the collateral; (2) in the event the borrower sought protection under the Federal bankruptcy laws, repayment of the borrowed securities to an Underlying Fund might be delayed; and (3) the borrower might refuse to repay the borrowed securities. The Underlying Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by the lending Underlying Fund is insufficient to replace the loaned securities. Each Underlying Fund may lend portfolio securities to the extent that the Manager deems appropriate in seeking to achieve an Underlying Fund's investment objective and with only a prudent degree of risk.

Seligman Cash Management Fund will not lend more than 25% of the value of its total assets, and it is not intended that payments received on account of interest paid on securities loaned will exceed 10% of the annual gross income of this Underlying Fund without offset for realized short-term capital losses, if any. This Underlying Fund has not loaned any portfolio securities to date.

Borrowing. Each Underlying Fund, other than Seligman Cash Management Fund, from time to time may borrow money to increase its portfolio of securities or for other purposes. Under the Investment Company Act of 1940 (the "1940 Act"), each of these Underlying Funds is generally permitted to borrow from banks in amounts not exceeding one-third of the value of its total assets, less liabilities other than such borrowings. With respect to each of these Underlying Funds other than Seligman Capital Fund, Seligman Communications and Information Fund, Seligman High-Yield Fund, Seligman Core Fixed Income Fund, Seligman LaSalle Monthly Dividend Real Estate Fund, Seligman LaSalle Global Real Estate Fund, and Seligman U.S. Government Securities Fund, the Board of Directors/Trustees of such Underlying Funds has adopted a non-fundamental restriction under which such Underlying Fund may not borrow more than 15% of its total assets. Borrowings may be secured by a mortgage or pledge of a Fund's assets.

Seligman Cash Management Fund may borrow money only from banks for temporary purposes in an amount not to exceed 5% of the value of its total assets.

Each of Seligman LaSalle Monthly Dividend Real Estate Fund and Seligman LaSalle Global Real Estate Fund may borrow money as provided under the 1940 Act. However, each does not intend to borrow money except that these Underlying Funds may borrow up to 5% of their respective total assets for temporary purposes.

Seligman Core Fixed Income Fund may borrow from banks in an amount not to exceed 33 1/3 of the value of its total assets. The Underlying Fund may borrow up to an additional 5% of its total assets for temporary purposes.

Any gain in the value of securities purchased with money borrowed in excess of the cost of amounts borrowed would cause the net asset value of an Underlying Fund's shares to increase more than otherwise would be the case. Conversely, any decline in the value of securities purchased with money borrowed or any gain in value less than the cost of amounts borrowed would cause net asset values to decline more than would otherwise be the case.

Except as otherwise specifically noted above, the investment strategies of each Underlying Fund are not fundamental and an Underlying Fund, with the approval of its Board of Directors, may change such strategies without the vote of a majority of the Underlying Fund's outstanding voting securities.

Additional Risks - Related to Investments in Real Estate Companies

Real property investments are subject to varying types and degrees of risk. The yields available from investments in real estate depend on the amount of income and capital appreciation generated by the related properties. Income and real estate values may also be adversely affected by such factors as applicable laws (e.g., Americans with Disabilities Act and tax laws), quality of management, interest rate levels and the availability of financing.

If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of a real estate company to make payments of any interest and principal on its debt securities, and its ability to pay dividends, will be adversely affected. In addition, real property may be subject to the quality of credit extended and defaults by borrowers and tenants. Real estate companies are also subject to heavy cash flow dependency.

The performance of the economy in each of the regions in which the real estate owned by a real estate company is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. The financial results of major local employers also may have an impact on the cash flow and value of certain properties. In addition, certain real estate valuations, including residential real estate values, are influenced by market sentiments, which can change rapidly and could result in a sharp downward adjustment from current valuation levels.

In addition, real estate investments are relatively illiquid and, therefore, the ability of real estate companies to vary their portfolios promptly in response to changes in economic or other conditions is limited. A real estate company may also have joint venture investments in certain of its properties, and consequently its ability to control decisions relating to such properties may be limited.

As discussed below, real property investments are also subject to risks that are specific to the investment sector or type of property in which the real estate companies are investing.

Retail Properties. Retail properties are affected by the overall health of the economy. A retail property may be adversely affected by the growth of alternative forms of retailing (for example, catalog or on-line shopping), bankruptcy, decline in drawing power, a shift in consumer demand due to demographic changes and/or changes in consumer preference (for example, to discount retailers), spending patterns and other trends in the retail industry. A retail property may also be adversely affected if an anchor or significant tenant ceases operation at such location, voluntarily or otherwise. Certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. Retail properties in general may suffer from declines in consumer spending, which may result from economic downturns or changes in consumer habits. Changes in market rental rates, competitive market forces, the inability to collect rent due to bankruptcy or insolvency of tenants or otherwise and changes in market rates of interest could also have an adverse effect on retail properties.

Community Centers. Community center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by the bankruptcy of those tenants. In some cases, a tenant may have a significant number of leases in one community center and the filing of bankruptcy could cause significant revenue loss. Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

Office and Industrial Properties. Office and industrial properties generally require their owners to expend significant amounts for general capital improvements, tenant maintenance and improvements and costs of reletting space. Increases in real estate construction costs, insurance premiums and interest rates could adversely affect office and industrial properties. Industrial properties are also subject to tenant defaults and bankruptcies that could affect their collection of outstanding receivables. In addition, office and industrial properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Office and industrial properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants or in the economy as a whole. The risk of such an adverse effect is increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Hotel Properties. The risks of hotel properties include, among other things, the necessity of a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels, increases in operating costs (which increases may not necessarily be offset in the future by increased room rates), dependence on business and commercial travelers and tourism (which may be affected by terrorist activities), increases in fuel costs and other expenses of travel, changes to regulations of operating, liquor and other licenses, and adverse effects of general and local economic conditions. Because hotel rooms are generally rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Also, hotels may be operated pursuant to franchise, management and lease agreements that may be terminable by the franchiser, the manager or the lessee. Hotel properties may be adversely affected if there is an economic decline in the business of the franchiser, the manager or the lessee. On the other hand, it may be difficult to terminate an ineffective operator of a hotel property after a foreclosure of the property. Hotel properties may also be adversely affected by the bankruptcy or insolvency of their tenants.

HealthCare Properties. Healthcare properties and healthcare providers are affected by several significant factors, including: (1) federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations; (2) continued availability of revenue from government reimbursement programs (primarily Medicaid and Medicare); (3) competition in terms of appearance, reputation, quality and cost of care with similar properties on a local and regional basis; (4) deterioration, including bankruptcy, of tenants;
(5) occupancy rates; and (6) the general distress of the healthcare industry.

These governmental laws and regulations are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. Changes may also be applied retroactively and the timing of such changes cannot be predicted. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursement. In addition, in the event that a tenant is in default on its lease, a new operator or purchaser at a foreclosure sale will have to apply for all relevant licenses if such new operator does not already hold such licenses. There can be no assurance that such new licenses could be obtained, and, consequently, there can be no assurance that any healthcare property subject to foreclosure will be disposed of in a timely manner.

Multifamily/Residential Properties. The value and successful operation of a multifamily and residential property may be affected by a number of factors, such as changes in the national, regional and local economic climate, the location of the property, the ability of management to provide adequate maintenance and insurance, types of services provided by the property, the level of mortgage rates, presence of competing properties, the relocation of tenants to new projects with better amenities, adverse economic conditions in the locale, the amount of rent charged, oversupply of units due to new construction or a reduction in the demand for multifamily living and tenant competition. In addition, multifamily and residential properties may be subject to rent control laws or other laws affecting such properties, which could impact the future cash flows of such properties.

Self-Storage Properties. The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns, and adverse effects of general and local economic conditions in general and with respect to rental rates and occupancy levels.

Other factors may contribute to the level of risk of real estate investments.

Insurance Issues. Certain real estate companies may have disclosed in connection with the issuance of their securities that they carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. However, such insurance is not uniform among real estate companies. Moreover, there are certain types of extraordinary losses that may be uninsurable or not economically insurable. Substantial increases in certain insurance premiums since the terrorist attacks of September 11, 2001 may cause some real estate companies to reduce their coverage. Certain of the properties may be located in areas that are subject to earthquake activity for which insurance may not be maintained. If a property sustains damage as a result of an earthquake, even if the real estate company maintains earthquake insurance, it may incur substantial losses due to insurance deductibles, co-payments on insured losses or uninsured losses. A massive earthquake or other event could threaten the financial viability of some insurance companies. It may be difficult or impossible to find commercial insurance against certain types of losses, such as those stemming from floods or mold damage. If any type of uninsured loss occurs, the real estate company could lose its investment in, and anticipated profits and cash flows from, a number of properties, which would adversely impact the investment performance of the funds of Seligman LaSalle Real Estate Fund Series, Inc.

Financial Leverage. Real estate companies, including REITs, may be highly leveraged, and financial covenants may affect the ability of those companies to operate effectively. Real estate companies are subject to risks normally associated with debt financing. If the principal payments of a real estate company's debt cannot be refinanced, extended or paid with proceeds from other capital transactions, such as new equity capital, the real estate company's cash flow may not be sufficient to repay all maturing debt outstanding.

In addition, a real estate company's obligation to comply with covenants contained in agreements with its lenders, such as debt-to-asset ratios and secured debt-to-total asset ratios, and other contractual obligations may restrict the real estate company's range of operating activity. A real estate company may therefore be limited from incurring additional indebtedness, selling its assets and engaging in mergers or making acquisitions that may be beneficial to the operation of the real estate company.

Environmental Risks. In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a real estate company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as governmental fines and liabilities for injuries to persons and property and other costs. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such real estate company, and, as a result, the amount available to make distributions on its shares could be reduced.

Terrorism. Terrorist attacks may adversely affect or even destroy completely the value of individual properties or wide areas. Economic disruption or recession stemming from such attacks can reduce the value of real property of all kinds. Such attacks can also disrupt business and tourism, either in a particular city or in the nation as a whole, which can adversely affect the value of properties in particular industries, e.g., hotels and retail establishments. Higher insurance costs may adversely affect real estate companies, and certain real estate companies may be unable to obtain certain kinds of insurance.

Fund Policies

Each Fund is subject to fundamental policies that place restrictions on certain types of investments. Each Fund's policies cannot be changed except by vote of a majority of its outstanding voting securities. Under these policies, each Fund may not:

..   Make any investment inconsistent with the Fund's classification as a diversified company under the 1940 Act, as amended and supplemented;

..   Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the US Government and its agencies and instrumentalities);

..   Make investments for the purpose of exercising control or management;

..   Purchase or sell real estate, except that a Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein;

..   Make loans, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time; and except that a Fund may lend cash to any other mutual fund (or series thereof) in the Seligman Group to the extent permitted by any order that may be obtained from the Securities and Exchange Commission (the "SEC") relating to borrowing and lending among mutual funds in the Seligman Group;

..   Issue senior securities to the extent such issuance would violate applicable law;

..   Borrow money, except that a Fund may (i) borrow from banks (as defined in the 1940 Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) borrow up to an additional 5% of its total assets for temporary purposes (iii) obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities,
    (iv) purchase securities on margin to the extent permitted by applicable law and (v) borrow cash from any other mutual fund (or series thereof) in the Seligman Group to the extent permitted by any order that may be obtained from the SEC relating to borrowing and lending among mutual funds in the Seligman Group. A Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies;

..   Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the 1933 Act in selling portfolio securities;

..   Purchase or sell commodities or contracts on commodities, except to the extent a Fund may do so in accordance with applicable law and the Prospectus and this Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

For a description of the fundamental investment restrictions of the Underlying Funds, please see "Fund Policies" in each Underlying Fund's Statement of Additional Information, which are incorporated herein by reference and are available free of charge by telephoning 1-800-221-2450.

Each Fund may not change its investment objective without shareholder approval.

Under the Investment Company Act of 1940, as amended ("1940 Act"), a "vote of a majority of the outstanding voting securities" of a Fund means the affirmative vote of the lesser of (l) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

Temporary Defensive Position

In an attempt to respond to adverse market, economic, political, or other conditions, each Fund may invest up to 100% of its assets either directly (or through the Seligman Cash Management Fund or the Seligman U.S. Government Securities Fund) in cash or cash equivalents, including, but not limited to, prime commercial paper, bank certificates of deposit, bankers' acceptances, or repurchase agreements for such securities, and securities of the US Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. Each Fund's investments in foreign cash equivalents will be limited to those that, in the opinion of the Manager, equate generally to the standards established for US cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

Portfolio Turnover

Each Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities (i.e., the Underlying Funds and individual US Government securities) for the year by the monthly average of the value of the portfolio securities owned during the year. Securities whose maturity or expiration dates at the time of acquisition were one year or less are excluded from the calculation.

The portfolio turnover rates for the Asset Allocation Aggressive Growth Fund for the years ended December 31, 2007 and 2006 were 6.33% and 1.27%, respectively. The portfolio turnover rates for the Asset Allocation Growth Fund for the years ended December 31, 2007 and 2006 were 17.87% and 5.63%, respectively. The portfolio turnover rates for the Asset Allocation Moderate Growth Fund for the years ended December 31, 2007 and 2006 were 20.42% and 6.55%, respectively. The portfolio turnover rates for the Asset Allocation Balanced Fund for the years ended December 31, 2007 and 2006 were 19.98% and 10.82%, respectively.

Each Fund's portfolio turnover rate is not expected to exceed 100% annually. Because the Manager expects to reallocate each Fund's assets among the Underlying Funds, US Government securities and short-term debt instruments on a semi-annual basis (if a Fund's allocation with respect to a particular Underlying Fund is outside the allocation range for such Underlying Fund on the semi-annual reallocation date), the portfolio turnover rates for the Funds may be high in comparison to other mutual funds. In addition, the Funds indirectly bear the expenses associated with portfolio turnover of the Underlying Funds, a number of which have fairly high portfolio turnover rates (i.e., in excess of 100%). High portfolio turnover involves correspondingly greater expenses to an Underlying Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Shareholders in the Funds may also bear expenses directly or indirectly through sales of securities held by the Funds and the Underlying Funds which result in realization of ordinary income or taxable gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates).

Disclosure of Portfolio Holdings

The Funds' full portfolio holdings, as well as portfolio weightings, are published quarterly, generally no earlier than 15 calendar days after the end of each calendar quarter on the website of the Funds' distributor, Seligman Advisors, Inc. ("Seligman Advisors") (www.seligman.com). In addition, the Funds' top 10 holdings and the aggregate weighting of the top 10 holdings are published monthly, generally no sooner than 5 business days after the end of each month. Seligman employees may freely distribute the Funds' portfolio holdings information described above to third parties the day after such information appears on Seligman Advisors' website. The foregoing monthly and quarterly information will remain available on Seligman Advisors' website for at least 5 months from the end of the period shown.

In accordance with the policies and procedures approved by the Series' Board of Directors, the Funds' portfolio holdings may be disclosed to certain parties prior to its public release if the disclosure is intended for research or other legitimate business purposes and the recipient is subject to a duty of confidentiality. Disclosures of portfolio holdings for such purposes (which may be on-going) are considered on a case-by-case basis, and the Funds' procedures require the prior written approval of the Chief Investment Officer of Seligman (or its designee) and the Series' Chief Compliance Officer ("CCO") with respect to disclosures intended for research purposes and the President of Seligman or Seligman Advisors (or their respective designees) and the Series' CCO with respect to disclosures intended for other legitimate business purposes. In connection with the CCO's review and approval, the CCO considers whether such disclosure is in the best interests of Fund shareholders. If prior approval is granted, the recipient must enter into a written agreement prior to the release of the Funds' portfolio holdings information that includes, among other things, a requirement that the holdings be kept confidential and places limits on the use of the information for trading purposes. The CCO, who reports directly to the Series' Board of Directors regarding compliance with the Funds' policies, and Seligman's Chief Compliance Officer monitor compliance with this policy.

In addition, the Funds' policies expressly permit Seligman's employees to release the Funds' holdings information without a confidentiality agreement as necessary to facilitate the execution of securities transactions or to respond to questions about Seligman's views on individual securities or whether the Funds own or do not own a particular security; provided, that individual securities weightings will not be disclosed unless such weightings are otherwise provided in the quarterly disclosure noted above. Portfolio managers (or their designees) may also disclose certain information about individual securities or information about a particular investment style on an occasional basis to third parties for research purposes, provided that the information does not include the name of the Funds or the weightings of particular securities unless otherwise provided in the quarterly disclosure noted above. The Funds also permit its auditors to have access to the Funds' portfolio holdings as necessary in connection with their auditing services.

Currently, Seligman has no arrangements to disclose the Funds' portfolio holdings; however, Seligman has entered into ongoing arrangements to disclose the Underlying Funds' portfolio holdings prior to the public disclosure of such information, as described in the Statements of Additional Information of the Underlying Funds.

The disclosures in respect of the Underlying Funds have been approved, as applicable, by the President of Seligman or Seligman Advisors, Seligman's Chief Investment Officer and/or the Underlying Funds' CCO and are made pursuant to the terms of confidentiality agreements or provisions that prohibit the disclosure and restrict the use of the holdings information. No compensation is received by any party in consideration of the disclosure of the Underlying Funds' portfolio holdings pursuant to these arrangements.

                           Management of the Series

Board of Directors

The Board of Directors provides broad supervision over the affairs of the Series.

Management Information

Information with respect to Directors and officers of the Series is shown below. Unless otherwise indicated, their addresses are 100 Park Avenue, New York, New York 10017.



                                      Term of Office and Length  Principal Occupation(s) During Past 5 Years, Directorships
Name, (Age), Position(s) With Series      of Time Served*                          and Other Information
------------------------------------  -------------------------  ----------------------------------------------------------
                                                           INDEPENDENT DIRECTORS

     Maureen Fonseca (52)****            July 2007 to Date        Head of School, The Masters School (educational
     Director                                                     training); Director or Trustee of each of the
                                                                  investment companies of the Seligman Group of
                                                                  Funds**; Trustee, New York State Association of
                                                                  Independent Schools and Greens Farms Academy
                                                                  (educational training); and Commissioner, Middle
                                                                  States Association (educational training).

     John R. Galvin (78)                   1999 to Date           Dean Emeritus, Fletcher School of Law and
     Director                                                     Diplomacy at Tufts University; Director or Trustee of
                                                                  each of the investment companies of the Seligman
                                                                  Group of Funds**; and Chairman Emeritus, American
                                                                  Council on Germany. Formerly, Director, Raytheon
                                                                  Co. (defense and commercial electronics); Governor
                                                                  of the Center for Creative Leadership; and Trustee,
                                                                  Institute for Defense Analyses. From February 1995
                                                                  until June 1997, Director, USLIFE Corporation (life
                                                                  insurance). From June 1987 to June 1992, Supreme
                                                                  Allied Commander, NATO, and Commander-in-
                                                                  Chief, United States European Command.

     John F. Maher (64)                December 2006 to Date      Retired President and Chief Executive Officer, and
     Director                                                     former Director, Great Western Financial Corporation
                                                                  (bank holding company) and its principal subsidiary,
                                                                  Great Western Bank (a federal savings bank). Director
                                                                  or Trustee of each of the investment companies of the
                                                                  Seligman Group of Funds**. From 1989 to 1999,
                                                                  Director, Baker Hughes (energy products and
                                                                  services).

     Frank A. McPherson (75)               1999 to Date           Retired Chairman of the Board and Chief Executive
     Director                                                     Officer of Kerr-McGee Corporation (diversified
                                                                  energy and chemical company); Director or Trustee of
                                                                  each of the investment companies of the Seligman
                                                                  Group of Funds**; and Director, DCP Midstream GP,
                                                                  LLP (natural gas processing and transporting), Integris
                                                                  Health (owner of various hospitals), Oklahoma
                                                                  Medical Research Foundation, Oklahoma Foundation
                                                                  for Excellence in Education, National Cowboy and
                                                                  Western Heritage Museum and Oklahoma City
                                                                  Museum of Art. Formerly, Director, ConocoPhillips
                                                                  (integrated international oil corporation), Kimberly-
                                                                  Clark Corporation (consumer products), Oklahoma
                                                                  Chapter of the Nature Conservancy, Boys and Girls
                                                                  Clubs of Oklahoma, Oklahoma City Public Schools
                                                                  Foundation, Oklahoma City Chamber of Commerce
                                                                  and BOK Financial (bank holding company). From
                                                                  1990 until 1994, Director, the Federal Reserve
                                                                  System's Kansas City Reserve Bank.

     Betsy S. Michel (65)                  1999 to Date           Attorney; Director or Trustee of each of the
     Director                                                     investment companies of the Seligman Group of
                                                                  Funds**; and Trustee, The Geraldine R. Dodge
                                                                  Foundation (charitable foundation) and Drew
                                                                  University (Madison, NJ). Formerly, Chairman of the
                                                                  Board of Trustees of St. George's School (Newport,
                                                                  RI) and Trustee, World Learning, Inc. (international
                                                                  educational training) and Council of New Jersey
                                                                  Grantmakers.

                                                                Number of
                                                            Portfolios in Fund
Principal Occupation(s) During Past 5 Years, Directorships  Complex Overseen
                  and Other Information                        by Director
----------------------------------------------------------  ------------------


 Head of School, The Masters School (educational                   59
 training); Director or Trustee of each of the
 investment companies of the Seligman Group of
 Funds**; Trustee, New York State Association of
 Independent Schools and Greens Farms Academy
 (educational training); and Commissioner, Middle
 States Association (educational training).

 Dean Emeritus, Fletcher School of Law and                         59
 Diplomacy at Tufts University; Director or Trustee of
 each of the investment companies of the Seligman
 Group of Funds**; and Chairman Emeritus, American
 Council on Germany. Formerly, Director, Raytheon
 Co. (defense and commercial electronics); Governor
 of the Center for Creative Leadership; and Trustee,
 Institute for Defense Analyses. From February 1995
 until June 1997, Director, USLIFE Corporation (life
 insurance). From June 1987 to June 1992, Supreme
 Allied Commander, NATO, and Commander-in-
 Chief, United States European Command.

 Retired President and Chief Executive Officer, and                59
 former Director, Great Western Financial Corporation
 (bank holding company) and its principal subsidiary,
 Great Western Bank (a federal savings bank). Director
 or Trustee of each of the investment companies of the
 Seligman Group of Funds**. From 1989 to 1999,
 Director, Baker Hughes (energy products and
 services).

 Retired Chairman of the Board and Chief Executive                 59
 Officer of Kerr-McGee Corporation (diversified
 energy and chemical company); Director or Trustee of
 each of the investment companies of the Seligman
 Group of Funds**; and Director, DCP Midstream GP,
 LLP (natural gas processing and transporting), Integris
 Health (owner of various hospitals), Oklahoma
 Medical Research Foundation, Oklahoma Foundation
 for Excellence in Education, National Cowboy and
 Western Heritage Museum and Oklahoma City
 Museum of Art. Formerly, Director, ConocoPhillips
 (integrated international oil corporation), Kimberly-
 Clark Corporation (consumer products), Oklahoma
 Chapter of the Nature Conservancy, Boys and Girls
 Clubs of Oklahoma, Oklahoma City Public Schools
 Foundation, Oklahoma City Chamber of Commerce
 and BOK Financial (bank holding company). From
 1990 until 1994, Director, the Federal Reserve
 System's Kansas City Reserve Bank.

 Attorney; Director or Trustee of each of the                      59
 investment companies of the Seligman Group of
 Funds**; and Trustee, The Geraldine R. Dodge
 Foundation (charitable foundation) and Drew
 University (Madison, NJ). Formerly, Chairman of the
 Board of Trustees of St. George's School (Newport,
 RI) and Trustee, World Learning, Inc. (international
 educational training) and Council of New Jersey
 Grantmakers.



                                      Term of Office and Length  Principal Occupation(s) During Past 5 Years, Directorships
Name, (Age), Position(s) With Series      of Time Served*                          and Other Information
------------------------------------  -------------------------  ----------------------------------------------------------
                                                           INDEPENDENT DIRECTORS

   Leroy C. Richie (66)                     2000 to Date          Counsel, Lewis & Munday, P.C. (law firm); Director
   Director                                                       or Trustee of each of the investment companies of the
                                                                  Seligman Group of Funds**; Director, Vibration
                                                                  Control Technologies, LLC (auto vibration
                                                                  technology); Lead Outside Director, Digital Ally, Inc.
                                                                  (digital imaging) and Infinity, Inc. (oil and gas
                                                                  exploration and production); Director, OGE Energy
                                                                  Corp. (energy and energy services provider offering
                                                                  physical delivery and related services for both
                                                                  electricity and natural gas); Director and Chairman,
                                                                  Highland Park Michigan Economic Development
                                                                  Corp; and Chairman, Detroit Public Schools
                                                                  Foundation. Formerly, Chairman and Chief Executive
                                                                  Officer, Q Standards Worldwide, Inc. (library of
                                                                  technical standards); Director, Kerr-McGee
                                                                  Corporation (diversified energy and chemical
                                                                  company); Trustee, New York University Law Center
                                                                  Foundation; and Vice Chairman, Detroit Medical
                                                                  Center and Detroit Economic Growth Corp. From
                                                                  1990 until 1997, Vice President and General Counsel.,
                                                                  Automotive Legal Affairs, Chrysler Corporation.

   Robert L. Shafer (75)                    1999 to Date          Ambassador and Permanent Observer of the
   Director                                                       Sovereign Military Order of Malta to the United
                                                                  Nations; and Director or Trustee of each of the
                                                                  investment companies of the Seligman Group of
                                                                  Funds**. Formerly, from May 1987 until June 1997,
                                                                  Director, USLIFE Corporation (life insurance) and
                                                                  from December 1973 until January 1996, Vice
                                                                  President, Pfizer Inc. (pharmaceuticals).

   James N. Whitson (73)                    1999 to Date          Retired Executive Vice President and Chief Operating
   Director                                                       Officer, Sammons Enterprises, Inc. (a diversified
                                                                  holding company); Director or Trustee of each of the
                                                                  investment companies of the Seligman Group of
                                                                  Funds**; and Director, CommScope, Inc.
                                                                  (manufacturer of telecommunications equipment).
                                                                  Formerly, Director and Consultant, Sammons
                                                                  Enterprises, Inc. and Director, C-SPAN (cable
                                                                  television networks).

                                                INTERESTED DIRECTORS AND PRINCIPAL OFFICERS

   William C. Morris*** (70)                1999 to Date          Chairman and Director, J. & W. Seligman & Co.
   Director and Chairman of the                                   Incorporated; Chairman of the Board and Director or
   Board                                                          Trustee of each of the investment companies of the
                                                                  Seligman Group of Funds**; Chairman and Director,
                                                                  Seligman Advisors, Inc., Seligman Services, Inc. and
                                                                  Carbo Ceramics Inc. (manufacturer of ceramic
                                                                  proppants for oil and gas industry); Director, Seligman
                                                                  Data Corp.; and President and Chief Executive
                                                                  Officer, The Metropolitan Opera Association.
                                                                  Formerly, Director, Kerr-McGee Corporation
                                                                  (diversified energy and chemical company); and Chief
                                                                  Executive Officer of each of the investment
                                                                  companies of the Seligman Group of Funds.

   Brian T. Zino*** (55)                 Dir.: 1999 to Date       Director and President, J. & W. Seligman & Co.
   Director, Chief Executive             Pres: 1995 to Date       Incorporated; President, Chief Executive Officer and
   Officer and President                 CEO: 2002 to Date        Director or Trustee of each of the investment
                                                                  companies of the Seligman Group of Funds**;
                                                                  Director, Seligman Advisors, Inc. and Seligman
                                                                  Services, Inc.; Chairman, Seligman Data Corp.; and a
                                                                  member of the Board of Governors of the Investment
                                                                  Company Institute. Formerly, Director and Chairman,
                                                                  ICI Mutual Insurance Company.

   Charles W. Kadlec (62)                   1999 to Date          In addition to his duties with the Series, he is also
   Vice President and Portfolio                                   Managing Director and Director, J. & W. Seligman &
   Manager                                                        Co. Incorporated, and President and Director of
                                                                  Seligman Advisors, Inc. and Seligman Services, Inc.
                                                                  Mr. Kadlec is Vice President and Co-Portfolio
                                                                  Manager of Seligman TargetHorizon ETF Portfolios,
                                                                  Inc. Mr. Kadlec is also the architect of several
                                                                  investment strategies, chief among them Seligman
                                                                  Time Horizon Matrix(R), which is based on an
                                                                  investor's time horizon to reaching goals, and
                                                                  Harvesting a Lifetime of Savings, a strategy
                                                                  addressing the unique concerns facing retirees.

                                                                Number of
                                                            Portfolios in Fund
Principal Occupation(s) During Past 5 Years, Directorships  Complex Overseen
                  and Other Information                        by Director
----------------------------------------------------------  ------------------


 Counsel, Lewis & Munday, P.C. (law firm); Director                59
 or Trustee of each of the investment companies of the
 Seligman Group of Funds**; Director, Vibration
 Control Technologies, LLC (auto vibration
 technology); Lead Outside Director, Digital Ally, Inc.
 (digital imaging) and Infinity, Inc. (oil and gas
 exploration and production); Director, OGE Energy
 Corp. (energy and energy services provider offering
 physical delivery and related services for both
 electricity and natural gas); Director and Chairman,
 Highland Park Michigan Economic Development
 Corp; and Chairman, Detroit Public Schools
 Foundation. Formerly, Chairman and Chief Executive
 Officer, Q Standards Worldwide, Inc. (library of
 technical standards); Director, Kerr-McGee
 Corporation (diversified energy and chemical
 company); Trustee, New York University Law Center
 Foundation; and Vice Chairman, Detroit Medical
 Center and Detroit Economic Growth Corp. From
 1990 until 1997, Vice President and General Counsel.,
 Automotive Legal Affairs, Chrysler Corporation.

 Ambassador and Permanent Observer of the                          59
 Sovereign Military Order of Malta to the United
 Nations; and Director or Trustee of each of the
 investment companies of the Seligman Group of
 Funds**. Formerly, from May 1987 until June 1997,
 Director, USLIFE Corporation (life insurance) and
 from December 1973 until January 1996, Vice
 President, Pfizer Inc. (pharmaceuticals).

 Retired Executive Vice President and Chief Operating              59
 Officer, Sammons Enterprises, Inc. (a diversified
 holding company); Director or Trustee of each of the
 investment companies of the Seligman Group of
 Funds**; and Director, CommScope, Inc.
 (manufacturer of telecommunications equipment).
 Formerly, Director and Consultant, Sammons
 Enterprises, Inc. and Director, C-SPAN (cable
 television networks).



 Chairman and Director, J. & W. Seligman & Co.                     59
 Incorporated; Chairman of the Board and Director or
 Trustee of each of the investment companies of the
 Seligman Group of Funds**; Chairman and Director,
 Seligman Advisors, Inc., Seligman Services, Inc. and
 Carbo Ceramics Inc. (manufacturer of ceramic
 proppants for oil and gas industry); Director, Seligman
 Data Corp.; and President and Chief Executive
 Officer, The Metropolitan Opera Association.
 Formerly, Director, Kerr-McGee Corporation
 (diversified energy and chemical company); and Chief
 Executive Officer of each of the investment
 companies of the Seligman Group of Funds.

 Director and President, J. & W. Seligman & Co.                    59
 Incorporated; President, Chief Executive Officer and
 Director or Trustee of each of the investment
 companies of the Seligman Group of Funds**;
 Director, Seligman Advisors, Inc. and Seligman
 Services, Inc.; Chairman, Seligman Data Corp.; and a
 member of the Board of Governors of the Investment
 Company Institute. Formerly, Director and Chairman,
 ICI Mutual Insurance Company.

 In addition to his duties with the Series, he is also             N/A
 Managing Director and Director, J. & W. Seligman &
 Co. Incorporated, and President and Director of
 Seligman Advisors, Inc. and Seligman Services, Inc.
 Mr. Kadlec is Vice President and Co-Portfolio
 Manager of Seligman TargetHorizon ETF Portfolios,
 Inc. Mr. Kadlec is also the architect of several
 investment strategies, chief among them Seligman
 Time Horizon Matrix(R), which is based on an
 investor's time horizon to reaching goals, and
 Harvesting a Lifetime of Savings, a strategy
 addressing the unique concerns facing retirees.



                                      Term of Office and Length  Principal Occupation(s) During Past 5 Years, Directorships
Name, (Age), Position(s) With Series      of Time Served*                          and Other Information
------------------------------------  -------------------------  ----------------------------------------------------------
                                                            PRINCIPAL OFFICERS

   Thomas G. Rose (50)                      2000 to Date           Managing Director, Chief Financial Officer and
   Vice President                                                  Treasurer, J. & W. Seligman & Co. Incorporated;
                                                                   Senior Vice President, Finance, Seligman Advisors,
                                                                   Inc. and Seligman Data Corp.; and Vice President of
                                                                   each of the investment companies of the Seligman
                                                                   Group of Funds**, Seligman Services, Inc. and
                                                                   Seligman International, Inc.

   Eleanor T.M. Hoagland (56)               2004 to Date           Managing Director, J. & W. Seligman & Co.
   Vice President and Chief                                        Incorporated; and Vice President and Chief
   Compliance Officer                                              Compliance Officer for each of the investment
                                                                   companies of the Seligman Group of Funds**.

   Lawrence P. Vogel (51)                V.P.: 1999 to Date        Senior Vice President and Treasurer, Investment
   Vice President and Treasurer         Treas.: 2000 to Date       Companies, J. & W. Seligman & Co. Incorporated;
                                                                   Vice President and Treasurer of each of the
                                                                   investment companies of the Seligman Group of
                                                                   Funds**; and Treasurer, Seligman Data Corp.

   Frank J. Nasta (43)                      1999 to Date           Director, Managing Director, General Counsel and
   Secretary                                                       Corporate Secretary,
                                                                   J. & W. Seligman & Co. Incorporated; Secretary of
                                                                   each of the investment companies of the Seligman
                                                                   Group of Funds**; Director and Corporate Secretary,
                                                                   Seligman Advisors, Inc. and Seligman Services, Inc.;
                                                                   and Corporate Secretary, Seligman International, Inc.
                                                                   and Seligman Data Corp.

                                                                Number of
                                                            Portfolios in Fund
Principal Occupation(s) During Past 5 Years, Directorships  Complex Overseen
                  and Other Information                        by Director
----------------------------------------------------------  ------------------


  Managing Director, Chief Financial Officer and                   N/A
  Treasurer, J. & W. Seligman & Co. Incorporated;
  Senior Vice President, Finance, Seligman Advisors,
  Inc. and Seligman Data Corp.; and Vice President of
  each of the investment companies of the Seligman
  Group of Funds**, Seligman Services, Inc. and
  Seligman International, Inc.

  Managing Director, J. & W. Seligman & Co.                        N/A
  Incorporated; and Vice President and Chief
  Compliance Officer for each of the investment
  companies of the Seligman Group of Funds**.

  Senior Vice President and Treasurer, Investment                  N/A
  Companies, J. & W. Seligman & Co. Incorporated;
  Vice President and Treasurer of each of the
  investment companies of the Seligman Group of
  Funds**; and Treasurer, Seligman Data Corp.

  Director, Managing Director, General Counsel and                 N/A
  Corporate Secretary,
  J. & W. Seligman & Co. Incorporated; Secretary of
  each of the investment companies of the Seligman
  Group of Funds**; Director and Corporate Secretary,
  Seligman Advisors, Inc. and Seligman Services, Inc.;
  and Corporate Secretary, Seligman International, Inc.
  and Seligman Data Corp.

--------
* Each Director serves for an indefinite term, until the election and qualification of a successor or until his or her earlier death, resignation or removal. Each officer is elected annually by the Board.
** The Seligman Group of Funds currently consists of twenty-two registered investment companies, including the Series.
***Mr. Morris and Mr. Zino are considered "interested persons" of the Series, as defined in the 1940 Act, by virtue of their positions with Seligman and its affiliates.
****Dr. Fonseca became a member of the Board of Directors on July 19, 2007.

The standing committees of the Board include the Board Operations Committee, Audit Committee and Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested" persons of the Funds as that term is defined in the 1940 Act. The duties of these Committees are described below.

Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees and the selection of legal counsel for the Series. The Committee met six times during the year ended December 31, 2007. Members of the Committee are Messrs. McPherson (Chairman), Galvin, Maher, Richie, Shafer and Whitson, and Mses. Fonseca and Michel. In his capacity as Chairman of the Board Operations Committee, Mr. McPherson performs duties similar to those of a "lead independent director," as he chairs meetings of the independent Directors, and acts as a point of contact between the independent Directors and the Manager between board meetings in respect of general matters.

Audit Committee. This Committee recommends an independent registered public accounting firm for selection as auditors by the Board annually. In addition, the Committee assists the Board in its oversight of the Series' financial reporting process and operates pursuant to a written charter. The Committee met twice during the year ended December 31, 2007. Members of the Committee are Messrs. Whitson (Chairman), Galvin, Maher, and Richie.

Director Nominating Committee. This Committee selects and nominates persons for election as Directors by the Board. In addition, if a shareholder meeting is held where Directors are to be elected, the Committee will select and nominate persons for election as Directors at such shareholder meeting. The Committee may consider and evaluate nominee candidates properly submitted by shareholders if a vacancy among the Independent Directors of the Series occurs and if, based on the Board's then current size, composition and structure, the Committee determines that the vacancy should be filled.

A shareholder or group of shareholders (referred to in either case as a "Nominating Shareholder") that, individually or as a group, has beneficially owned at least $10,000 of the Series' shares for at least one year prior to the date the Nominating Shareholder submits a candidate for nomination as a director may submit one candidate to the

Nominating Committee for consideration at a special meeting or other meeting of shareholders at which directors will be elected. Nominations will not be considered except in connection with such meetings of shareholders. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing via first class mail to the attention of the Secretary of the Series at 100 Park Avenue, New York, NY 10017 and received at such time as may be determined by the Series' Board of Directors in its reasonable discretion. The Nominating Committee will consider only one candidate submitted by a Nominating Shareholder for nomination for election. The Nominating Committee will not consider self-nominated candidates or candidates nominated by members of a candidate's family, including such candidate's spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The Nominating Committee will consider and evaluate candidates submitted by the Nominating Shareholder on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria may include the candidate's relevant knowledge, experience and expertise, the candidate's ability to carry out his or her duties in the best interests of the Series and the candidate's ability to qualify as a disinterested director. The charter for the Nominating Committee, which provides a detailed description of the criteria used by the Nominating Committee as well as information required to be provided by shareholders submitting candidates for consideration by the Nominating Committee, may be obtained by writing to the Secretary of the Series at the address above.

The Committee met twice during the year ended December 31, 2007. Members of the Committee are Messrs. Shafer (Chairman) and McPherson, and Ms. Michel.

Beneficial Ownership of Shares

As of December 31, 2007, the Directors beneficially owned shares in the Series and the Seligman Group of Funds as follows:

                                        Dollar Range of Series Shares Owned   Aggregate Dollar Range of Shares Owned by
Name                                                By Director               Director in the Seligman Group of Funds
-------------------------------------  -------------------------------------  -----------------------------------------
                                               INDEPENDENT DIRECTORS
Maureen Fonseca.......................                 None                                  $1-$10,000
John R. Galvin........................                 None                               $50,001-$100,000
John F. Maher.........................                 None                                Over $100,000
Frank A. McPherson....................                 None                                Over $100,000
Betsy S. Michel.......................                 None                                Over $100,000
Leroy C. Richie.......................                 None                                Over $100,000
Robert L. Shafer......................                 None                                Over $100,000
James N. Whitson......................                 None                                Over $100,000

                                               INTERESTED DIRECTORS
William C. Morris.....................                 None                                Over $100,000
Brian T. Zino.........................                 None                                Over $100,000

Compensation

                                                   Pension or      Total Compensation
                                  Aggregate    Retirement Benefits   from Series and
                                Compensation   Accrued as Part of   Fund Complex Paid
Name and Position with Series  from Series (1)   Series Expenses   to Directors (1)(2)
-----------------------------  --------------- ------------------- -------------------
Maureen Fonseca, Director (3).     $1,450              N/A              $ 43,565
John R. Galvin, Director......        698              N/A               106,500
John F. Maher, Director (4)...      2,736              N/A               105,000
Frank A. McPherson, Director..        752              N/A               106,500
Betsy S. Michel, Director.....        966              N/A               112,500
Leroy C. Richie, Director.....        952              N/A               112,500
Robert L. Shafer, Director....        966              N/A               112,500
James N. Whitson, Director....        698              N/A               106,500

--------
(1)For the year ended December 31, 2007.
(2)At December 31, 2007, the Seligman Group of Funds consisted of twenty-three investment companies, including the Series.
(3)Dr. Fonseca became a member of the Board of Directors on July 19, 2007.
(4)Mr. Maher is deferring his fees.

No compensation is paid by the Funds to Directors or officers of the Series who are employees of Seligman.

The Series adopted a deferred compensation plan under which independent directors may elect to defer receiving their fees. A director who has elected deferral of his or her fees may choose a rate of return equal to either (1) the interest rate on short-term Treasury Bills, or (2) the rate of return on the shares of any of the investment companies advised by the Manager, as designated by the director. The cost of such fees and earnings is included in directors' fees and expenses, and the accumulated balance thereof is included in other liabilities in each Fund's financial statements.

Mr. Maher is currently deferring compensation pursuant to the deferred compensation plan. Mr. Maher has accrued deferred compensation (including earnings/losses) in respect of the Series in the amount of $2,966 as of December 31, 2007.

The Series may, but is not obligated to, purchase shares of the other funds in the Seligman Group of Funds to hedge its obligations in connection with the Series' deferred compensation plan.

Class A shares of the Funds may be issued without a sales charge to present and former directors or trustees (and their family members) of the Funds. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales related expenses as compared with sales to the general public.

Code of Ethics

The Manager, Seligman Advisors, and their subsidiaries and affiliates, and the Seligman Group of Funds have adopted a Code of Ethics that sets forth the circumstances under which officers, directors and employees (collectively "Employees") are permitted to engage in personal securities transactions. The Code of Ethics proscribes certain practices with regard to personal securities transactions and personal dealings, provides a framework for the reporting and monitoring of personal securities transactions by the Manager's Chief Compliance Officer, and sets forth a procedure of identifying, for disciplinary action, those individuals who violate the Code of Ethics. The Code of Ethics prohibits Employees (including all investment team members) from purchasing or selling any security or an equivalent security that is being purchased or sold by any client, or where the Employee intends, or knows of another's intention, to purchase or sell the security on behalf of a client. The Code also prohibits all Employees from acquiring securities in a private placement or in an initial or secondary public offering, unless prior approval has been obtained from the Manager's Chief Compliance Officer.

The Code of Ethics also prohibits (1) each portfolio manager or member of an investment team from purchasing or selling any security within seven calendar days either before or after the purchase or sale of the security by a client's account (including investment company accounts) that the portfolio manager or investment team manages; (2) each Employee from profiting from in short-term trading (a profitable purchase and sale or vice-versa within 60 days) and
(3) each member of an investment team from profiting from short sales of a security if, at that time, any client managed by that team has a long position in that security. Any profit realized pursuant to any of these prohibitions must be disgorged to a charitable organization.

Employees are required, except under very limited circumstances, to engage in personal securities transactions through a broker/dealer designated by the Manager. All transactions by Employees in non-exempt securities must be pre-cleared by the Manager's compliance system. This system is designed to prevent transactions in securities that would conflict with the interests of clients. All Employees are also required to disclose all securities beneficially owned by them upon commencement of employment and at the end of each calendar year.

A copy of the Code of Ethics is on public file with, and is available upon request from, the SEC. You can access it through the SEC's Internet site, www.sec.gov.

Proxy Voting Policies

Introduction. On behalf of each Fund, one or more independent third parties under the supervision of Seligman votes the proxies of the securities held in each Fund's portfolio in accordance with Seligman's criteria of what is in the best interests of each Fund's shareholders.

The financial interest of the shareholders is the primary consideration in determining how proxies should be voted. Seligman has a responsibility to analyze proxy issues and to ensure that voting is accomplished in a way consistent with those financial interests. In the case of social and political responsibility issues which do not involve financial considerations, it is not possible to fairly represent the diverse views of the shareholders. As a result, Seligman's policy generally is to abstain from voting on these issues. Notwithstanding the above, proposals seeking disclosure of certain matters relating to social and political issues may be supported if such disclosure is not deemed to be unduly burdensome.

The Proxy Voting Process. In the event that any Fund holds securities other than shares of the Underlying Funds, proxies for such securities held in the portfolios of the Fund will be received, processed and voted by one or more independent third parties under the supervision of Seligman pursuant to the guidelines (the "Guidelines") established by Seligman's Proxy Voting Committee (the "Committee"). Proxies for securities held by the Underlying Funds are also voted pursuant to the Guidelines. A description of the Guidelines can be found below.

The Committee was established to set Seligman's policy and Guidelines, to consider new corporate governance issues as they arise, to assist in determining how Seligman will respond to such issues and to provide oversight of the proxy voting process. The Committee currently consists of Seligman's Chief Investment Officer (Chair), Seligman's Chief Financial Officer and Seligman's General Counsel.

Seligman subscribes to a service offered by an independent third party that provides research on proposals to be acted upon at shareholder meetings and assistance in the tracking, voting and recordkeeping of proxies.

Conflicts of Interests. Seligman's Chief Compliance Officer maintains a Proxy Watch List, which contains the names of those companies that may present the potential for conflict in the voting process with Seligman, Seligman Advisors or any Seligman affiliate thereof. For example, the Proxy Watch List will include those portfolio companies for which Seligman separately manages assets in private accounts or which are significant distributors of Seligman's products and services. As described below, proxy voting for these companies will be subject to a higher level of consideration.

Deviations from Guidelines and Special Situations. Seligman recognizes that it may not always be in the best interest of the shareholders of a Fund to vote in accordance with the Guidelines on a particular issue. In such circumstances, Seligman may deviate from the Guidelines. A member of the Committee must approve any deviation from the Guidelines. Furthermore, a majority of the Committee's members must approve any deviation from the Guidelines for issuers included on the Proxy Watch List.

Similarly, one member of the Committee must approve the voting decision for proposals of a unique nature requiring a case-by-case evaluation. A majority of the Committee must approve the voting decision for such proposals if the issuer is included on the Proxy Watch List. Seligman may consider the views of the management of a portfolio company, as well as the view of Seligman's investment professionals, when analyzing potential deviations from the Guidelines and proposals requiring a case-by-case evaluation. Proxies with respect to Underlying Funds are voted on a case by case basis.

Guidelines Summary. The Guidelines are briefly described as follows:

   1. Seligman votes with the recommendations of a company's board of directors on general corporate governance issues such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to shareholder meetings.

   2. Seligman opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified Boards, supermajority votes, poison pills, issuance of blank check preferred and establishment of classes with disparate voting rights.

   3. Seligman abstains from voting on issues relating to social and/or political responsibility, except for matters relating to disclosure issues if not deemed unduly burdensome for the company (e.g., political contributions).

   4. Seligman votes for stock option plans, increases in the number of shares under existing stock option plans and other amendments to the terms of such plans; provided that the overall dilution of all active stock option plans does not exceed 10% on a fully diluted basis and are otherwise considered to align the interest of the company with those of shareholders (e.g., all such plans must specifically prohibit repricing).

   5. Seligman generally votes with the recommendations of a company's board of directors on other matters relating to executive compensation, unless considered excessive.

   6. Seligman will withhold voting for the entire board of directors (or individual directors as the case may be) if: (a) less than 75% of the board is independent; (b) the board has a nominating or compensation committee of which less than 75% of its members are independent; (c) the board has recommended shareholders vote for an anti-takeover device which Seligman votes against; or
(d) the board has recommended a matter relating to a stock option plan or stock purchase plan which Seligman votes against.

   7. Seligman will vote for proposals relating to the authorization of additional common stock up to 5 times that currently outstanding.

   8. Seligman will vote for proposals to effect stock splits.

   9. Seligman will vote for proposals authorizing share repurchase programs.

   10. Seligman will vote against authorization to transact unidentified business at the meeting.

   11. Acquisitions, mergers, reorganizations, reincorporations and other similar transactions will be voted on a case-by-case basis.

   12. Proposals to amend a company's charter or by-laws (other than as identified above) will be voted on a case-by-case basis.

   13. Seligman will vote against all proposals where the company did not provide adequate information to make a decision.

   14. Seligman abstains from voting shares which have recently been sold or for which information was not received on a timely basis.

Information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, is available (i) without charge upon request by calling toll free (800) 221-2450 in the US or collect
(212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov. Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

              Control Persons and Principal Holders of Securities

Control Persons

As of April 2, 2008, there was no person or persons who controlled the Series, either through a significant ownership of shares or any other means of control.

Principal Holders

As of April 2, 2008, each of the following principal holders owned 5% or more of a Fund's Class of shares of capital stock then outstanding as follows:

                    Asset Allocation Aggressive Growth Fund

                                                                                          Percentage of Total
                                                                                              Outstanding
Name and Address                                                                    Class     Shares Held
----------------                                                                    ----- -------------------

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund          A          15.17%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246................

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund          B           6.37%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246................

Charles Schwab & Co., Inc, FBO Customers, Attn. Mutual Funds Dept., 101 Montgomery    C           6.99%
  Street, San Francisco, CA 94104-4122.............................................

AG Edwards & Sons Inc., FBO Customer, 9221 S. Woodland Drive, Highlands Ranch, CO     C           5.05%
  80126............................................................................

                                                                                       Percentage of Total
                                                                                           Outstanding
                               Name and Address                                  Class     Shares Held
                                ----------------                                 ----- -------------------
Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund       D          54.45%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.............

MCB Trust Services, FBO Master Media Systems, Inc., Suite 300, Denver, CO 80202.   D           7.17%

                         Asset Allocation Growth Fund

                                                                                                Percentage of Total
                                                                                                    Outstanding
                                    Name and Address                                      Class     Shares Held
                                    ----------------                                      ----- -------------------
Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund                A          15.71%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246......................

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund                B           9.30%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246......................

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund                D          27.90%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246......................

State Street Bank & Trust Co Custodian Lancaster Mortgage Services Co FBO Victor Kicera,    D           6.42%
  2834 Kissel Hill Rd., Lititz, PA 17543.................................................

State Street Bank & Trust Co. FBO Madeline E. Martin, 44 San Ramon Way, Novato, CA          D           5.59%
  94945-1640.............................................................................

                     Asset Allocation Moderate Growth Fund

                                                                                               Percentage of Total
                                                                                                   Outstanding
                                   Name and Address                                      Class     Shares Held
                                    ----------------                                     ----- -------------------
Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund               A          12.17%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.....................

Morgan Stanley & Co. Harborside Financial Center, Plaza II 3/rd/ Floor, Jersey City, NJ    A           5.70%
  07311.................................................................................

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund               B          20.62%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.....................

Morgan Stanley & Co. Harborside Financial Center, Plaza II 3/rd/ Floor, Jersey City, NJ    B           5.81%
  07311.................................................................................

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund               D          43.49%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.....................

State Street Bank & Trust Co, 3724 Camp Mangum Wynd, Raleigh, NC 27612-5300.............   D           5.79%

                        Asset Allocation Balanced Fund

                                                                                              Percentage of Total
                                                                                                  Outstanding
                                   Name and Address                                     Class     Shares Held
                                   ----------------                                     ----- -------------------
Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund              A          19.83%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246....................

State Street Bank and Trust Co CUST Patricia A. Flynn, 1525 Robinhood Ct, Kirkwood, MO    A           5.21%
  63122................................................................................

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund              B          16.58%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246....................

Merrill Lynch, Pierce Fenner & Smith Incorporated, FBO Customers, Attn. Fund              D          50.78%
  Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246....................

Management Ownership

As of April 2, 2008, Directors and officers of the Series did not own any shares in the Funds, except that Directors and officers of the Series as a group owned 1.49% of the Asset Allocation Growth Fund's Class A shares.

                    Investment Advisory and Other Services

Investment Manager

Subject to the control of the Series' Board of Directors, the Manager manages the investment of the assets of each Fund of the Series and administers its business and other affairs pursuant to a management agreement (the "Management Agreement"). As of the date of this SAI, the Manager also served as investment manager to twenty-one other US registered investment companies which, together with the Series, make up the "Seligman Group of Funds." There are no other management-related service contracts under which services are provided to the Series. No person or persons, other than the directors, officers or employees of the Manager and the Series, regularly advise the Series or the Manager with respect to the Funds' investments.

The Manager is a successor firm to an investment banking business founded in 1864 which has thereafter provided investment services to individuals, families, institutions, and corporations. Mr. William C. Morris, Chairman and Director of the Manager and Chairman of the Board of Directors and Director of the Series, owns a majority of the outstanding voting securities of the Manager and is a controlling person of the Manager.

All of the officers of the Series listed above are officers or employees of the Manager. Their affiliations with the Series and with the Manager are provided under their principal business occupations.

Each Fund pays the Manager a management fee for its services, calculated daily and payable monthly. The management fee is equal to 0.10% per annum of the Fund's average daily net asset value. In addition, each investor in a Fund will indirectly bear the management fee charged to the Fund by the Underlying Funds in which the Fund invests.

For the year ended December 31, 2007, the management fees for Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund, were $22,113, $35,507, $42,892 and $18,744, respectively, or 0.10% per annum, respectively, of each Fund's average daily net asset values. However, the Manager has waived the amounts in respect of each Fund other than the Asset Allocation Growth Fund, for which it is only waiving a portion of its management fee. For the year ended
December 31, 2006, the management fees for Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund, were $15,998, $27,820, $35,405 and $17,054, respectively, or 0.10% per annum, respectively, of each Fund's average daily net asset values. However, these amounts were waived by the Manager. For the year ended December 31, 2005, the management fees for Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and

Asset Allocation Balanced Fund, were $10,703, $21,472, $25,945 and $16,870, respectively, or 0.10% per annum, respectively, of each Fund's average daily net asset values. However, these amounts were waived by the Manager. For the period from January 1, 2004 to March 31, 2005, the Manager waived its investment management fee and/or reimbursed each Fund's expenses to the extent that the sum of the management fee plus other expenses (but not any 12b-1 fees) exceeded 0.50% per annum of each Fund's average daily net assets. From April 1, 2005 through at least April 30, 2009, this limit was reduced to 0.40% per annum for Asset Allocation Aggressive Growth Fund and Asset Allocation Growth Fund and to 0.25% per annum for Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund. For additional information regarding the contractual fee waivers/reimbursements currently in effect in respect of each of the Funds, please consult the Prospectus.

Each Fund pays all of its expenses other than those assumed by the Manager, including administration, shareholder services and distribution fees, fees and expenses of independent attorneys and auditors, taxes and governmental fees, including fees and expenses of qualifying their respective shares under federal and state securities laws, and expenses of repurchase or redemption of shares, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of printing and filing reports and other documents with governmental agencies, expenses of shareholders' meetings, expenses of corporate data processing and related services, shareholder record keeping and shareholder account services, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of directors of the Series not employed by or serving as a director of the Manager or its affiliates, insurance premiums, interest on borrowings, and extraordinary expenses, such as litigation expenses. Certain expenses are allocated between each Fund in a manner determined by the Series' Board of Directors to be fair and equitable.

The Management Agreement also provides that the Manager will not be liable to the Series for any error of judgment or mistake of law, or for any loss arising out of any investment, or for any act or omission in performing its duties under the Management Agreement, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Management Agreement.

The Management Agreement was initially approved by the Series' Board of Directors on November 18, 1999 and by the sole shareholder of each Fund of the Series on December 15, 1999. The Management Agreement will continue in effect until December 31, of each year if (1) such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of each Fund and by a vote of a majority of the Directors who are not parties to the Management Agreement or interested persons of any such party) and (2) the Manager shall not have notified the Series at least 60 days prior to December 31 of any year that it does not desire such continuance. The Management Agreement may be terminated with respect to any Fund, without penalty, on 60 days written notice to the Manager and will terminate automatically in the event of its assignment. Each Fund has agreed to change its name upon termination of the Management Agreement if continued use of the name would cause confusion in the context of the Manager's business.

Principal Underwriter

Seligman Advisors (an affiliate of the Manager) located at 100 Park Avenue, New York, New York 10017, acts as general distributor of the shares of each Fund of the Series and of the other mutual funds in the Seligman Group of Funds. Seligman Advisors is an "affiliated person" (as defined in the 1940 Act) of the Manager, which is itself an affiliated person of the Series. Those individuals identified above under "Management Information" as directors or officers of the Series and Seligman Advisors are affiliated persons of both entities.

Services Provided by the Investment Manager

Under the Management Agreement, subject to the control of the Board of Directors, the Manager manages the investment of the assets of each Fund, including making purchases and sales of portfolio securities (i.e., the Underlying Funds, US Government securities and short-term debt instruments) consistent with each Fund's investment objectives and policies, and administers its business and other affairs. The Manager provides the Series with such office space, administrative and other services and executive and other personnel as are necessary for Series operations. The Manager pays all of the compensation of directors of the Series who are employees or consultants of the Manager and of the officers and employees of the Series. The Manager also provides senior management for Seligman Data Corp. ("SDC"), the Series' shareholder service agent.

Service Agreements

There are no other management-related service contracts under which services are provided to the Series.

Other Investment Advice

No person or persons, other than directors, officers, or employees of the Manager, regularly advise the Series or Seligman with respect to each Fund's investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on sales of Class A shares of each Fund, as set forth below:

Class A shares:

                                                            Regular Dealer
                            Sales Charge     Sales Charge    Reallowance
                              as a % of      as a % of Net    as a % of
     Amount of Purchase   Offering Price(1) Amount Invested Offering Price
     ------------------   ----------------- --------------- --------------
     Less than $50,000...       5.75%            6.10%           5.00%
     $50,000 - $99,999...       4.50             4.71            4.00
     $100,000 - $249,999.       3.50             3.63            3.00
     $250,000 - $499,999.       2.50             2.56            2.25
     $500,000 - $999,999.       2.00             2.04            1.75
     $1,000,000 and over.          0                0               0

--------
(1)"Offering Price" is the amount that you actually pay for each Fund's shares; it includes the initial sales charge.

Seligman Services, Inc. ("Seligman Services"), an affiliate of Seligman, is a limited purpose broker/dealer. Prior to January 1, 2006, Seligman Services received commissions from certain sales of Fund shares. Accordingly, for the year ended December 31, 2005, Seligman Services received commissions from certain sales of the shares of Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund in the amounts of $112, $473, $1,257 and $553, respectively.

Rule 12b-1 Plan

Each Fund has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder.

Under the 12b-1 Plan, each Fund may pay to Seligman Advisors an administration, shareholder services and distribution fee in respect of such Fund's Class A, Class B, Class C and Class D shares. As described in the Prospectus, effective at the close of business (4:00p.m. EST) on May 16, 2008, each Fund's Class D shares will be combined with Class C shares, and Class D shares will no longer be available. After Class D shares are combined with Class C shares, all former Class D shareholders will be subject to the Funds' Rule 12b-1 Plan in respect of Class C shares, which is identical in its terms to Class D shares.

The Funds' 12b-1 Plan in respect of all classes is described below.

Payments by each Fund under its 12b-1 Plan may include, but are not limited to:
(1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in the Fund; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to the Fund's shareholders; and (3) otherwise promoting the sale of shares of the Fund, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and defraying Seligman Advisors' costs incurred in connection with its marketing efforts with respect to shares of the Fund. The Manager, in its sole discretion, may also make similar payments to Seligman Advisors from its own resources, which may include the management fee that the Manager receives from each Fund, respectively. Payments made by each Fund under its 12b-1 Plan are intended to be used to encourage sales of shares of each Fund, as well as to discourage redemptions.

Fees paid by each Fund under its 12b-1 Plan with respect to any class of shares of the Fund may not be used to pay expenses incurred solely in respect of any other class of the Fund, or any other Seligman mutual fund. Expenses attributable to more than one class of a Fund are allocated between the classes of the Fund in accordance with a methodology approved by the Series' Board of Directors. Expenses of distribution activities that benefit both a Fund and other Seligman mutual funds will be allocated among the applicable funds based on relative gross sales during the quarter in which such expenses are incurred, in accordance with a methodology approved by the Board of Directors.

Class A

Under the 12b-1 Plan, each Fund, with respect to its Class A shares, is authorized to pay monthly to Seligman Advisors a service fee at an annual rate of up to 0.25% of the average daily net asset value of such Fund's Class A shares. These fees are used by Seligman Advisors exclusively to make payments to Service Organizations which have entered into agreements with Seligman Advisors. Such Service Organizations receive from Seligman Advisors a continuing fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Board of Directors. Each Fund is not obligated to pay Seligman Advisors for any such costs it incurs in excess of the fee described above. No expense incurred in one year by Seligman Advisors with respect to Class A shares of a Fund may be paid from Class A 12b-1 fees received from the Fund in any other year. If a Fund's 12b-1 Plan is terminated in respect of its Class A shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to its Class A shares. To avoid any duplication of 12b-1 fees, the 12b-1 fees to be paid by each class of a Fund will be reduced by an amount equal to the dollar amount of any 12b-1 fees paid by Underlying Funds in respect of shares owned by the Fund. The total amounts paid to Seligman Advisors in respect of Class A shares of the Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund for the year ended December 31, 2007, net of 12b-1 fees paid by the Underlying Funds, were $0 , $0 , $0 and $101 , respectively, equivalent to 0.00% per annum of each Fund's Class A shares average daily net assets.

Class B

Under the 12b-1 Plan, each Fund, with respect to its Class B shares, is authorized to pay monthly a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class B shares. The fee is comprised of (1) a distribution fee equal to 0.75% per annum, substantially all of which is paid directly to one or more third parties that have purchased Seligman Advisor's rights to this fee (the "Purchasers") to compensate them for having funded, at the time of sale of Class B shares of each Fund (i) a 4% sales commission to Service Organizations and (ii) prior to August 1, 2004, a payment of up to 0.35% of sales to Seligman Advisors to help defray its costs of distributing Class B shares; and (2) a service fee of up to 0.25% per annum which is paid to Seligman Advisors. A small portion of the distribution fee is paid to Seligman Advisors in connection with sales of Class B shares for which no commissions are paid; Seligman Advisors may pay the entire 12b-1 fee to Service Organizations who have not received any sales commission for the sale of Class B shares. The service fee is used by Seligman Advisors exclusively to make payments to Service Organizations which have entered into agreements with Seligman Advisors. Such Service Organizations receive from Seligman Advisors a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class B shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The amounts expended by Seligman Advisors or the Purchasers in any one year upon the initial purchase of Class B shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred in respect of Class B shares in one year to be paid from Class B 12b-1 fees received from the Fund in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above. Seligman Advisors and the Purchasers are not reimbursed for expenses which exceed such fees. If a Fund's 12b-1 Plan is terminated in respect of its Class B shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors or the Purchasers with respect to its Class B shares. To avoid any duplication of 12b-1 fees, the 12b-1 fees to be paid by each class of a Fund will be reduced by an amount equal to the dollar amount of any 12b-1 fees paid by Underlying Funds in respect of shares owned by the Fund. The total amounts paid to Seligman Advisors in respect of Class B shares of the Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund for the year ended December 31, 2007, net of 12b-1 fees paid by the Underlying Funds, were $32,830, $51,081, $51,765 and $20,615, respectively, equivalent to 0.75% per annum of each Fund's Class B shares average daily net assets.

Class C

Under the 12b-1 Plan, each Fund, with respect to Class C shares, is authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class C shares. The fee is used by Seligman Advisors as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any contingent deferred sales charge (CDSC) proceeds, to (1) reimburse Seligman Advisors for its
(A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time of sale payment and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse Seligman Advisors for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C shares sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of a Fund. To avoid any duplication of 12b-1 fees, the 12b-1 fees to be paid by each class of a Fund will be reduced by an amount equal to the dollar amount of any 12b-1 fees paid by Underlying Funds in respect of shares owned by a Fund. The total amounts paid to Seligman Advisors in respect of Class C shares of the Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund for the year ended December 31, 2007, net of 12b-1 fees paid by the Underlying Funds, were $39,489, $85,498, $109,850 and $44,976, respectively, equivalent to 0.76% per annum of each Fund's Class C shares average daily net assets (except in the case of Asset Allocation Balanced Fund, where such amount was equal to 0.75% per annum).

The amounts expended by Seligman Advisors in any one year with respect to Class C shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by Seligman Advisors in respect of Class C shares in one year to be paid from Class C 12b-1 fees in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $278,544, $630,832, $764,598 and $599,966, of expenses in respect of Class C shares of Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund, respectively, that were not reimbursed from the amounts received from the Funds 12b-1 Plans. These amounts are equal to 5.19%, 5.66%, 5.28% and 10.55%, respectively, of their net assets.

If the 12b-1 Plan is terminated in respect of Class C shares of a Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to its Class C shares.

Class D (NOT AVAILABLE AFTER MAY 16, 2008)

Effective on the close of business (4:00p.m. EST) on May 16, 2008 each Fund's Class D shares will be combined with Class C shares of that Fund and Class D shares will no longer be available. After Class D shares are combined with Class C shares, all former Class D shareholders will be subject to the Funds' Rule 12b-1 Plan in respect of Class C shares (as described immediately above), which is identical in its terms to Class D shares. Accordingly, the description of the Funds' 12b-1 payment structure in respect of Class D shares will not be relevant after May 16, 2008.

Under the 12b-1 Plan, each Fund, with respect to its Class D shares, is authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class D shares. The fee is used by Seligman Advisors as follows: During the first year following the sale of Class D shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class D shares is used, along with any CDSC proceeds, to (1) reimburse Seligman Advisors for its (A) payment at the time of sale of Class D shares of a 0.75% sales commission to Service Organizations or (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class D shares to Service Organizations who elect not to receive a time of sale payment and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class D shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class D shares is used to reimburse Seligman Advisors for its prepayment to Service Organizations at the time of sale of Class D shares of a service fee of 0.25% of the net asset value of the Class D shares sold (for shareholder services to be provided to Class D shareholders of the Fund over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class D shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations as service fees at either the time of sale or the ongoing services fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class D shares, the 12b-1 fee attributable to such Class D shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of a Fund. To avoid any duplication of 12b-1 fees, the 12b-1 fees to be paid by each class of a Fund will be reduced by an amount equal to the dollar amount of any 12b-1 fee paid by the Underlying Fund in respect of shares owned by the Fund. The total amounts paid to Seligman Advisors in respect of Class D shares of the Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund for the year ended December 31, 2007, net of 12b-1 fees paid by the Underlying Funds, was $8,498, $15,208, $29,343 and $14,600, respectively, equivalent to 0.76% per annum of each Fund's Class D shares average daily net assets (except in the case of Asset Allocation Balanced, where such amount was equal to 0.75% per annum).

The amounts expended by Seligman Advisors in any one year with respect to Class D shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by Seligman Advisors in respect of Class D shares in one year to be paid from Class D 12b-1 fees in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $113,986, $123,093, $160,950 and $118,387 of expenses in respect of Class D shares of Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund, respectively, that were not reimbursed from the amounts received from the Funds 12b-1 Plans. These amounts are equal to 9.23%, 5.67%, 4.02% and 6.20%, respectively, of their net assets.

If the 12b-1 Plan is terminated in respect of Class D shares of a Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to its Class D shares.

Payments made by each Fund under its 12b-1 Plan for the year ended December 31, 2007, were spent on the following activities in the following amounts:

   Asset Allocation Aggressive Growth Fund  Class A Class B* Class C  Class D
   ---------------------------------------  ------- -------- -------- -------
       Compensation to underwriters........  $  0   $     1  $      0 $     0
       Compensation to broker/dealers......     0    10,925    39,489   8,498
       Other Compensation*.................     0    21,904         0       0

   Asset Allocation Growth Fund             Class A Class B* Class C  Class D
   ----------------------------             ------- -------- -------- -------
       Compensation to underwriters........  $  0   $   127  $      0 $     0
       Compensation to broker/dealers......     0    17,024    85,498  15,208
       Other Compensation*.................     0    33,930         0       0

   Asset Allocation Moderate Growth Fund    Class A Class B* Class C  Class D
   -------------------------------------    ------- -------- -------- -------
       Compensation to underwriters........  $  0   $     0  $      0 $     0
       Compensation to broker/dealers......          17,307   109,850  29,343
       Other Compensation*.................     0    34,458         0       0

   Asset Allocation Balanced Fund           Class A Class B* Class C  Class D
   ------------------------------           ------- -------- -------- -------
       Compensation to underwriters........  $  0   $   243  $      0 $
       Compensation to broker/dealers......   101     6,867    44,976  14,600
       Other Compensation*.................     0    13,505         0       0

--------
* Payment is made to the Purchasers to compensate them for having funded, at the time of sale, payments to broker/dealers and underwriters.

The 12b-1 Plans were initially approved on November 18, 1999 by the Board of Directors of the Series, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Series and who have no direct or indirect financial interest in the operation of the 12b-1 Plans or in any agreement related to the 12b-1 Plans (the Qualified Directors) and by the sole shareholder of each Fund on December 15, 1999. The 12b-1 Plans will continue in effect through December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors and the Qualified Directors of the Series, cast in person at a meeting called for the purpose of voting on such approval. The 12b-1 Plans may not be amended to increase materially the amounts payable to Service Organizations with respect to a Class without the approval of a majority of the outstanding voting securities of the Class. If the amount payable in respect of Class A shares under the 12b-1 Plans is proposed to be increased materially, the Fund will either (1) permit holders of Class B shares to vote as a separate class on the proposed increase or
(2) establish a new class of shares subject to the same payment under the 12b-1 Plans as existing Class A shares, in which case the Class B shares will thereafter convert into the new class instead of into Class A shares. No material amendment to the 12b-1 Plans may be made except by a majority of both the Directors and Qualified Directors.

The 12b-1 Plans require that the Treasurer of the Series shall provide to the Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended (and purposes therefor) under the 12b-1 Plans. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Series be made by such disinterested Directors.

Seligman Services acts as the broker/dealer of record for shareholder accounts of the Series that do not have a designated financial advisor. As such, it receives compensation from each Fund pursuant to its 12b-1 Plan for providing personal services and account maintenance to such accounts. For the year ended December 31, 2007, Seligman Services received service fees pursuant to the 12b-1 Plan of Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund, in the amounts of $574, $973, $963, and $510, respectively.

Other Service Providers

SDC, which is owned by certain other investment companies in the Seligman Group, is the shareholder servicing agent and dividend paying agent for the Funds. SDC charges the Funds at cost for its services. Certain officers and directors of the Funds are also officers and directors of SDC. SDC's address is 100 Park Avenue, New York, New York 10017.

                              Portfolio Managers

For purposes of this discussion, each member of the portfolio team is referred to as a "portfolio manager." The following table sets forth certain additional information from that discussed in the Prospectus with respect to the portfolio managers of the Series. Unless noted otherwise, all information is provided as of December 31, 2007.

Other Accounts Managed by Portfolio Managers. The table below identifies, for each portfolio manager, the number of accounts managed (other than the Series) and the total assets in such accounts, within each of the following categories: other registered investment companies, other pooled investment vehicles, and other accounts. None of the accounts noted below has an advisory fee based on performance of the account. For purposes of the table below, each series or portfolio of a registered investment company is treated as a separate registered investment company.

                                                 Other Registered                Other Pooled
Portfolio Manager                              Investment Companies           Investment Vehicles        Other Accounts
-------------------------------------  -------------------------------------  -------------------- ----------------------------
Charles W. Kadlec                          5 Other Registered Investment      0 Pooled Investment     9 Other Accounts with
                                        Companies with $190 million in net         Vehicles.       approximately $4 million in
                                             assets under management.                                  total assets under
                                                                                                           management.

Gary Terpening                             5 Other Registered Investment      0 Pooled Investment     8 Other Accounts with
                                        Companies with $190 million in net         Vehicles.        approximately $755,000 in
                                             assets under management.                                  total assets under
                                                                                                           management.

Compensation/Material Conflicts of Interest. Set forth below is an explanation of the structure of, and method(s) used to determine, portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between the portfolio managers' management of the Series' investments and investments in other accounts.

Compensation:

As compensation for his responsibilities, including those relating to his responsibilities as a member of the Board of Directors and Management Committee of the Manager, President and a member of the Board of Directors of both Seligman Advisors, Inc. and Seligman Services, Inc., and those relating to his portfolio management responsibilities in respect of the Funds and one other investment company, Mr. Kadlec received a fixed base salary and discretionary bonus for the year ended December 31, 2007.

Mr. Kadlec's discretionary bonus was based on numerous qualitative and quantitative factors, including the evaluation of Mr. Kadlec's performance of his other responsibilities not related to the Series, such as overseeing the business operations of each of Seligman Advisors, Inc. and Seligman Services, Inc., and to the Manager's overall profitability. The Manager also considered the relative pre-tax investment performance of the Funds and one other investment company (for which Mr. Kadlec also serves as portfolio manager) as compared with such funds' respective Lipper averages for 2007, as well as the since-inception, three- and five-year periods ending thereon, as applicable.

Mr. Terpening received a fixed base salary and discretionary bonus for the year ended December 31, 2007. Mr. Terpening's discretionary bonus was based on numerous qualitative and quantitative factors relating to his responsibilities as a Seligman product manager and research analyst. The factors included, among other things, an evaluation of Mr. Terpening's performance of his product management responsibilities as they relate to certain Seligman products, primarily, the Seligman Time Horizon Matrix and Seligman Harvester asset allocation strategies (collectively, the "Time Horizon Matrix"), as well as the Series' Funds and Seligman TargetHorizon ETF Portfolios, Inc. (also an asset allocation type series of mutual funds), each of which utilize the Time Horizon Matrix. The Manager also considered Mr. Terpening's portfolio management responsibilities with respect to the Funds and the funds of Seligman TargetHorizon ETF Portfolios, Inc. With respect to these funds, the Manager evaluated the quality of research performed by Mr. Terpening, as well as his contributions and assistance to the design of the overall asset allocations underlying these funds. The Manager also considered the competitive environment for Mr. Terpening's services.

Conflicts of Interest:

Actual or potential conflicts of interest may arise from the fact that Seligman, and the portfolio managers of the Series have day-to-day management responsibilities with respect to accounts of clients of Seligman other than the Series ("Other Accounts"). Seligman has policies and procedures intended to mitigate or manage the conflicts of interest described below. There is no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises.

Seligman may receive higher compensation with respect to Other Accounts (including accounts which are private investment funds or have performance or higher fees paid to Seligman, or in which one or more portfolio managers have direct or indirect personal interest in the receipt of such fees) than that received with respect to the Series. This may create a potential conflict of interest for Seligman or its portfolio managers by providing an incentive to favor these Other Accounts when, for example, placing securities transactions. In addition, Seligman could be viewed as having a conflict of interest to the extent that Seligman or an affiliate has a proprietary investment in one or more Other Accounts, the portfolio managers have personal investments, directly or indirectly, in one or more Other Accounts or the Other Accounts are investment options in Seligman's employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of limited investment opportunities. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability, and allocation of investment opportunities generally, could raise a potential conflict of interest, as Seligman may have an incentive to allocate securities that are expected to increase in value to favored accounts. Initial public offerings, in particular, are frequently of very limited availability. Seligman may be perceived as causing accounts it manages to participate in an offering to increase Seligman's overall allocation of securities in that offering. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because Seligman manages accounts that engage in short sales of securities of the type in which many clients may invest, Seligman could be seen as harming the performance of certain client accounts (i.e., those not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Conversely, Seligman could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

Seligman and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. A particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. Simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities. A conflict may also arise to the extent that Seligman advises multiple accounts which own different capital structures of an issuer (e.g., bonds versus common stocks). This conflict may be more pronounced if such an issuer files for bankruptcy and Seligman participates in negotiations to restructure that issuer.

Employees of Seligman, including portfolio managers, may engage in personal trading, subject to Seligman's Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from subsequent trading by clients in similar securities.

Because portfolio managers of Seligman manage multiple client accounts, portfolio managers may devote unequal time and attention to the portfolio management of client accounts.

Securities Ownership. As of December 31, 2007, Mr. Kadlec owned between $50,001 and $100,000 of the shares of the Asset Allocation Moderate Growth Fund. As of the same date, Mr. Terpening owned between $1 and $10,000 of each of the Asset Allocation Growth Fund and the Asset Allocation Moderate Growth Fund. Other than as described herein, the portfolio managers did not own shares of the Funds.

                   Brokerage Allocation and Other Practices

Brokerage Transactions

To the extent that any Fund invests directly in US Government securities or short-term debt instruments, the Manager will seek the most favorable price and execution in the purchase and sale of such securities. When two or more of the investment companies in the Seligman Group of Funds or other investment advisory clients of the Manager desire to buy or sell these same securities at the same time, the securities purchased or sold are allocated by the Manager in a manner believed to be equitable to each. There may be possible advantages or disadvantages of such transactions with respect to price or the size of positions readily obtainable or saleable.

Fixed-income securities are generally traded on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. To the extent the Funds invest directly in US Government securities or short-term debt instruments, the Funds will engage in transactions with these dealers or deal directly with the issuers. Prices paid to dealers generally include a "spread," i.e., the difference between the prices at which a dealer is willing to purchase or to sell the security at that time. The Management Agreement recognizes that in the purchase and sale of such securities, the Manager will seek the most favorable price and execution and, consistent with that policy, may give consideration for research, statistical and other services furnished by dealers to the Manager for its use in connection with its services to the Funds as well as to other clients.

In over-the-counter markets, the Series deals with responsible primary market makers unless a more favorable execution or price is believed to be obtainable. Each Fund may buy securities from or sell securities to dealers acting as principal in accordance with applicable law.

For the years ended December 31, 2007, 2006 and 2005 the Funds did not pay brokerage commissions to others for execution, research or statistical services.

Commissions

To the extent that the Funds invest their assets in Underlying Funds, the Funds will not pay any commissions for purchases and sales. Each Fund, however, will bear a portion of the commissions paid by the Underlying Funds in which it invests in connection with the purchase and sale of portfolio securities.

Brokerage Selection

Seligman selects broker-dealers with the goal of obtaining "best execution". Seligman will consider a full range and quality of a broker-dealer's services, such as price, market familiarity, reliability, integrity, commission rates, execution and settlement capabilities, ability to handle large orders, financial condition, technological infrastructure and operational capabilities, willingness to commit capital and the brokerage and research services provided or made available by the broker-dealer. These brokerage and research services, including supplemental investment research, analysis, and reports concerning issuers, industries, and securities, may be useful to Seligman in connection with its services to clients other than the Funds. The relative weighting given to any of the criteria mentioned above depends on a variety of factors including the nature of the transaction, the market on which a particular trade is being executed and the number of broker-dealers making a market in the security to be traded.

Although sales of investment company shares will not be considered in selecting broker-dealers to effect securities transactions, Seligman offers its investment products primarily through the broker-dealer selling networks and expects that nearly all broker-dealers that effect securities transactions for the investment companies of the Seligman Group of Funds will have a relationship with Seligman or its affiliates to distribute shares of the investment companies or other investment products offered by Seligman. Seligman ranks broker-dealers through an internal voting process which considers the services provided by broker-dealers excluding investment company or product sales by that broker-dealer.

In connection with any agency trades, Seligman determines the reasonableness of the commissions to be paid to a broker-dealer based upon the quality of the brokerage and research services provided, or arranged for, and as a result, may select a broker-dealer whose commission costs may be higher than another would have charged.

Seligman monitors and evaluates the performance and execution capabilities of broker-dealers through which it places orders and periodically reviews its policy with regard to negotiating commissions or mark-ups for the Seligman registered investment companies in light of current market conditions, statistical studies and other available information.

Regular Broker-Dealers

During the year ended December 31, 2007, the Series did not acquire securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      Capital Stock and Other Securities

Capital Stock

The Directors of the Series are authorized to issue, create and classify shares of capital stock in separate funds without further action by shareholders. Shares of capital stock of each Fund have a par value of $.001 and are divided into four classes, designated as Class A common stock, Class B common stock, Class C common stock, and Class D common stock (Class D shares will be combined with Class C shares at the close of business on May 16, 2008. Accordingly, thereafter, there will exist only three classes of each Fund). Each share of a Fund's Class A, Class B, Class C and Class D common stock is equal as to earnings, assets and voting privileges, except that each class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Series has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Series' Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3. The 1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. Shares have non-cumulative voting rights for the election of directors. Each outstanding share will be fully paid and non-assessable, and freely transferable. There are no preferential liquidation, conversion or prescriptive rights.

Other Securities

The Series has no authorized securities other than the above-mentioned common stock.

                  Purchase, Redemption, and Pricing of Shares

Purchase of Shares

Class A

Purchase Price. Class A shares of each Fund of the Series may be purchased at a price equal to the next determined net asset value per share, plus an initial sales charge.

Employee and Family Members. Class A shares of each Fund of the Series may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Funds, the other investment companies in the Seligman Group of Funds, and the Manager and its affiliates. Family members are defined to include lineal descendants and lineal ancestors, siblings (and their spouses and children) and any company or organization controlled by any of the foregoing. Such sales may also be made to employee benefit plans and thrift plans for such persons and to any investment advisory, custodial, trust or other fiduciary account managed or advised by the Manager or any affiliate. The sales may be made for investment purposes only, and shares may be resold only to the Funds. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales related expenses as compared with sales to the general public.

If you are eligible to purchase Class A shares without a sales charge or qualify for volume discounts, you should inform your financial advisor, financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

Purchases of Class A shares by a "single person" (as defined below under "Persons Entitled to Reductions") may be eligible for the following reductions in initial sales charges:

Discounts and Rights of Accumulation. Reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of the Fund and in Class A shares of other Seligman mutual funds (excluding Class A shares of the Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the breakpoint discount thresholds for Class A shares described in the prospectus (the "Breakpoint Discounts").

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group of Funds if those investments are held in your accounts with a different intermediary or with SDC.

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows an investor to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed in the Prospectus, based on the total amount of Class A shares of a Fund that the letter states the investor intends to purchase plus the total net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase under the letter of intent will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent. In the event that you do not fulfill your obligations and the amount of any outstanding sales charge is greater than the value of the shares in escrow, you will be required to pay the difference. If the amount of the outstanding sales charge is less than the value of the shares in escrow, you will receive any shares remaining in the escrow after shares, with a value equal to the amount of the outstanding sales charge, are redeemed by the transfer agent.

Persons Entitled to Reductions. Reductions in initial sales charges apply to purchases of Class A shares in an account held by a "single person". A "single person" includes an individual; members of a family unit comprising, husband, wife and minor children; or a trustee or other fiduciary purchasing for a single fiduciary account. Employee benefit plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, organizations tax exempt under
Section 501(c)(3) or (13) of the Internal Revenue Code, and non-qualified employee benefit plans that satisfy uniform criteria are also considered "single persons" for this purpose. The uniform criteria are as follows:

   1. Employees must authorize the employer, if requested by the Series, to receive in bulk and to distribute to each participant on a timely basis the Series prospectus, reports, and other shareholder communications.

   2. Employees participating in a plan will be expected to make regular periodic investments (at least annually). A participant who fails to make such investments may be dropped from the plan by the employer or the Series 12 months and 30 days after the last regular investment in his account. In such event, the dropped participant would lose the discount on share purchases to which the plan might then be entitled.

   3. The employer must solicit its employees for participation in such an employee benefit plan or authorize and assist an investment dealer in making enrollment solicitations.

Eligible Employee Benefit Plans. The table of sales charges in the Prospectus applies to sales to "eligible employee benefit plans," except that the Series may sell shares at net asset value to "eligible employee benefit plans" which have at least $2 million in plan assets at the time of investment in a Fund, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination. "Eligible employee benefit plan" means any plan or arrangement, whether or not tax qualified, which provides for the purchase of Series' shares. Sales to eligible employee benefit plans are believed to require limited sales effort and sales-related expenses and therefore are made at net asset value. However, Section 403(b) plans sponsored by public educational institutions are not eligible for net asset value purchases based on the aggregate investment made by the plan or number of eligible employees.

Sales to eligible employee benefit plans must be made in connection with a payroll deduction system of plan funding or other systems acceptable to SDC, the Series' shareholder service agent. Contributions or account information for plan participation also should be transmitted to SDC by methods which it accepts. Additional information about "eligible employee benefit plans" is available from financial advisors or Seligman Advisors.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Further Types of Reductions. Class A shares may also be issued without an initial sales charge in the following instances:

(1)to any registered unit investment trust which is the issuer of periodic payment plan certificates, the net proceeds of which are invested in Series' shares;

(2)to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act;

(3)to registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with Seligman Advisors;

    (4)to financial institution trust departments;

    (5)to registered investment advisers exercising discretionary investment authority with respect to the purchase of Series' shares;

    (6)to accounts of financial institutions or authorized dealers or investment advisors that charge account management fees, provided the Manager or one of its affiliates has entered into an agreement with respect to such accounts;

    (7)pursuant to sponsored arrangements with organizations which make recommendations to, or permit group solicitations of, its employees, members or participants in connection with the purchase of shares of the Series;

    (8)to other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside directors, or pursuant to a "fund of funds" arrangement;

    (9)to certain "eligible employee benefit plans" as discussed above;

   (10)to those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by the Manager, or to their directors or trustees;

   (11)in connection with sales pursuant to a retirement plan alliance program which has a written agreement with Seligman Advisors; and

   (12)to participants in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 401(k), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts", for which Charles Schwab & Co., Inc. or an affiliate acts a broker-dealer, trustee, or record keeper.

CDSC Applicable to Class A Shares. Class A shares purchased without an initial sales charge due to a purchase of $1,000,000 or more, alone or through a volume discount, Right of Accumulation or letter of intent, are subject to a CDSC of 1% on redemptions of such shares within 18 months of purchase. Employee benefit plans eligible for net asset value sales may be subject to a CDSC of 1% for terminations at the plan level only, on redemptions of shares purchased within 18 months prior to plan termination, except that any such plan that is or was a separate account client of Seligman at the time of initial investment in a Seligman mutual fund (or within the prior 30 days) will not be subject to a CDSC on redemption of any shares. Other available reductions will not be subject to a 1% CDSC. The 1% CDSC will be waived on shares that were purchased through Morgan Stanley Dean Witter & Co. by certain Chilean institutional investors (i.e., pension plans, insurance companies, and mutual funds). Upon redemption of such shares within an 18 month period, Morgan Stanley Dean Witter will reimburse Seligman Advisors a pro rata portion of the fee it received from Seligman Advisors at the time of sale of such shares.

See "CDSC Waivers" below for other waivers which may be applicable to Class A shares.

Class B

Class B shares of each Fund of the Series may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class B shares are subject to a CDSC if the shares are redeemed within six years of purchase at rates set forth in the table below, charged as a percentage of the current net asset value or the original purchase price, whichever is less.

                  Years Since Purchase                   CDSC
                  --------------------                   ----
                  Less than 1 year......................  5%
                  1 year or more but less than 2 years..  4%
                  2 years or more but less than 3 years.  3%
                  3 years or more but less than 4 years.  3%
                  4 years or more but less than 5 years.  2%
                  5 years or more but less than 6 years.  1%
                  6 years or more.......................  0%

Approximately eight years after purchase, Class B shares will convert automatically to Class A shares. Shares purchased through reinvestment of dividends and distributions on Class B shares also will convert automatically to Class A shares along with the underlying shares on which they were earned.

Conversion occurs during the month which precedes the eighth anniversary of the purchase date. If Class B shares of a Fund are exchanged for Class B shares of another Seligman mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period of the shares exchanged will be tacked onto the holding period of the shares acquired. Class B shareholders of each Fund exercising the exchange privilege will continue to be subject to such Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the new Class B shares. In addition, Class B shares of each Fund acquired by exchange will be subject to such Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the Class B shares of the Seligman mutual fund from which the exchange has been made.

Class C

Class C shares of each Fund of the Series may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class C shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class C shares do not convert to Class A shares.

Class D (NOT AVAILABLE AFTER MAY 16, 2008)

Effective at the close of business (4:00 p.m. EST) on May 16, 2008, each Fund's Class D shares will be combined with that Fund's Class C shares, and Class D shares will no longer be available. Purchase orders for Class D shares to be effective on or after May 9, 2008 through May 16, 2008 may, in the Funds' discretion, be rejected due to operational reasons relating to the combination; if you are considering purchasing Class D shares during such period, you should consider Class C shares instead (consult your financial advisor as necessary).

Any orders for exchange or redemption of the Funds' Class D shares to be effective through May 16, 2008 will continue to be accepted in accordance with the Prospectus. All orders (i.e., purchases, exchanges and redemptions) for Class D shares to be effective after the close of business on May 16, 2008 cannot be processed because no Class D shares will be outstanding or offered. Class D shares are identical in their terms to the Class C shares.

When offered, Class D shares of each Fund of the Series may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class D shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class D shares do not convert to Class A shares.

Systematic Withdrawals. Class B, Class C and Class D shareholders of each Fund who reinvest both their dividends and capital gain distributions to purchase additional shares of each Fund, respectively, may use the Fund's Systematic Withdrawal Plan to withdraw up to 12%, 10% and 10%, respectively, of the value of their accounts per year without the imposition of a CDSC. Account value is determined as of the date the systematic withdrawals begin.

CDSC Waivers. The CDSC on Class B, Class C and Class D shares of each Fund of the Series (and certain Class A shares, as discussed above) will be waived or reduced in the following instances:

(1)on redemptions following the death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code) of a shareholder or beneficial owner;

(2)in connection with (1) distributions from retirement plans qualified under
   Section 401(a) of the Internal Revenue Code when such redemptions are necessary to make distributions to plan participants (such payments include, but are not limited to, death, disability, loans, retirement, or separation of service), (2) distributions from a custodial account under
   Section 403(b)(7) of the Internal Revenue Code or an IRA due to death, disability, or minimum distribution requirements after attainment of age
   70 1/2 or, for accounts established prior to January 1, 1998, attainment of age 59 1/2, and (3) a tax-free return of an excess contribution to an IRA;

(3)in whole or in part, in connection with shares sold to current and retired Directors of the Series;

(4)in whole or in part, in connection with shares sold to any state, county, or city or any instrumentality, department, authority, or agency thereof, which is prohibited by applicable investment laws from paying a sales load or commission in connection with the purchase of any registered investment management company;

(5)in whole or in part, in connection with systematic withdrawals;

(6)in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, or retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates;

(7)on incidental redemptions to cover administrative expenses (such expenses include, but are not limited to, trustee fees, wire fees or courier fees) not to exceed $25.00 per occurrence;

(8)On redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan level termination; and

(9)on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund.

If, with respect to a redemption of any Class A, Class B, Class C or Class D shares sold by a dealer, the CDSC is waived because the redemption qualifies for a waiver as set forth above, the dealer shall remit to Seligman Advisors promptly upon notice, an amount equal to the payment or a portion of the payment made by Seligman Advisors at the time of sale of such shares.

Payment in Securities. In addition to cash, the Series may accept securities in payment for Series' shares sold at the applicable public offering price (net asset value and, if applicable, any sales charge). Generally, the Series will only consider accepting securities (l) to increase its holdings in a portfolio security, or (2) if the Manager determines that the offered securities are a suitable investment for the Series and in a sufficient amount for efficient management. Although no minimum has been established, it is expected that the Series would not accept securities with a value of less than $100,000 per issue in payment for shares. The Series may reject in whole or in part offers to pay for Series' shares with securities, may require partial payment in cash for applicable sales charges, and may discontinue accepting securities as payment for Series' shares at any time without notice. The Series will not accept restricted securities in payment for shares. The Series will value accepted securities in the manner provided for valuing portfolio securities of the Series. Any securities accepted by the Series in payment for Series' shares will have an active and substantial market and have a value which is readily ascertainable.

Offering Price

When you buy or sell shares of each Fund, you do so at the Class's net asset value ("NAV") next calculated after Seligman Advisors accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares.

NAV per share of each class of a Fund (including the Underlying Funds (Class A shares only)) is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class of a Fund and Underlying Fund is computed by dividing such class's share of the value of the net assets of the Fund or Underlying Fund (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of a Fund and Underlying Fund, including the management fee paid by the Funds or the Underlying Funds, are accrued daily and taken into account for the purpose of determining their respective NAVs. The NAV of Class B, Class C and Class D shares of the Funds will generally be lower than the NAV of Class A shares as a result of the higher 12b-1 fees with respect to such shares.

The Underlying Funds owned by the Funds are valued at their respective net asset values. Each Underlying Fund's portfolio securities, including open short positions and options written, are generally valued at the last sale price on the securities exchange or securities market on which such securities primarily are traded. Securities traded on over-the-counter market are valued at the last sales price on the primary exchange or market on which they are traded. Fixed-income securities not listed on an exchange or securities market, or in which there were no transactions, are valued either by independent pricing services based on bid prices that consider such factors as coupons, maturities, credit ratings, liquidity, specific terms and features, and the US Treasury yield curve or by Seligman based on quotations provided by primary market makers in such securities. Generally, trading in foreign securities, as well as US Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of regular trading on the NYSE. The values of such securities used in computing the net asset value of the shares of each Fund and Underlying Fund are generally determined at such times. Since the closing prices for securities traded on markets and exchanges outside the US may not fully reflect events that occur after the local markets close but before the close of the NYSE, the Board of Directors has approved "fair value" procedures under which a third party pricing service on a regular basis recommends adjustments to the local closing prices of certain foreign equity securities. The adjustments are based on statistical analysis of the historical relationships between the price movements of a security and independent variables such as US market movements, sector movements, movements in the ADR of a security (if any) and movements in country or regional ETFs or futures contracts. The factors used vary with each security, depending on which factors have been most important historically. Foreign currency exchange rates are also determined in accordance with procedures approved by the Board of Directors.

Premiums received on the sale of call options will be included in the net asset value, and the current market value of the options sold by each Underlying Fund will be subtracted from its net asset value.

In addition, if Seligman concludes that the most recently reported (or closing) price of a security held by a Fund or an Underlying Fund is no longer valid or reliable, or such price is otherwise unavailable, Seligman will value such security at fair value as determined in accordance with procedures approved by the applicable Board of Directors. In addition, fair value pricing may also be utilized, in accordance with procedures approved by the Board of Directors, in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, or extreme market volatility.

Foreign currency exchange rates are also generally determined in accordance with procedures approved by the Series' Board of Directors. Any other assets for which recent market quotations are not readily available are valued at fair value as determined in accordance with procedures approved by the Series' Board of Directors.

Short-term debt obligations of the Funds and Underlying Funds with 60 days or less remaining to maturity are generally valued at current market quotations or amortized cost if the Manager believes it approximates fair value. Short-term obligations with more than 60 days remaining to maturity will be valued at current market value until the 60/th/ day prior to maturity, and then will be valued as described above for short-term obligations maturing in 60 days or less.

For purposes of determining the net asset value per share of each Underlying Fund, all assets and liabilities initially expressed in foreign currencies will be converted into US dollars on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

For more information on the valuation of the securities held in each Underlying Fund's portfolio, including the valuation of individual US Government securities and short-term debt instruments held by the Funds, please see "Pricing of Fund Shares" in each Underlying Fund's prospectus (Seligman U.S. Government Securities Fund prospectus and Seligman Cash Management Fund's prospectus for individual US Government securities and short-term debt instruments) which are incorporated herein by reference and are available free of charge by telephoning 1-800-221-2450.

Specimen Price Make-Up

Under the current distribution arrangements between the Series and Seligman Advisors, Class A shares are sold with a maximum initial sales charge of 5.75% and Class B, Class C and Class D shares are sold at NAV/(1)/. Class D shares will be combined with Class C shares at the close of business on March 16, 2008. Thereafter, Class D shares will no longer be available. Using each Class's NAV at December 31, 2007, the maximum offering price of the Funds' shares is as follows:

                                                              Asset Allocation    Asset Allocation
                                                           Aggressive Growth Fund   Growth Fund
                                                           ---------------------- ----------------
Class A
   Net asset value per share..............................         $8.81               $8.40
   Maximum initial sales charge (5.75% of offering price).          0.54                0.51
                                                                   -----               -----
   Offering price to public...............................         $9.35               $8.91
                                                                   =====               =====
Class B
   Net asset value and offering price per share/(1)/......         $8.42               $7.97
                                                                   =====               =====
Class C
   Net asset value and offering price per share/(1)/......         $8.42               $7.97
                                                                   =====               =====
Class D/(2)/
   Net asset value and offering price per share/(1)/......         $8.42               $7.97
                                                                   =====               =====

                                                             Asset Allocation   Asset Allocation
                                                           Moderate Growth Fund  Balanced Fund
                                                           -------------------- ----------------
Class A
   Net asset value per share..............................        $8.09              $6.30
   Maximum initial sales charge (5.75% of offering price).         0.49               0.38
                                                                  -----              -----
   Offering price to public...............................        $8.58              $6.68
                                                                  =====              =====
Class B
   Net asset value and offering price per share/(1)/......        $7.97              $6.30
                                                                  =====              =====
Class C
   Net asset value and offering price per share/(1)/......        $7.97              $6.30
                                                                  =====              =====
Class D/(2)/
   Net asset value and offering price per share/(1)/......        $7.97              $6.30
                                                                  =====              =====

--------
/(1)/Class B shares are subject to a CDSC declining from 5% in the first year after purchase to 0% after six years. Class C shares and Class D shares are subject to a 1% CDSC if you redeem your shares within one year of purchase.
/(2)/Class D shares not available after the close of business on May 16, 2008.

Redemption in Kind

The procedures for selling Series' shares under ordinary circumstances are set forth in the Prospectus. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if: (i) the orderly liquidation of portfolio securities of the Funds and/or the Underlying Funds is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency which make the disposal by the Funds and/or Underlying Funds of their shares impracticable or it is not reasonably practicable for the Funds and/or the Underlying Funds to fairly determine the value of its net assets; or (iii) such other periods as ordered by the SEC for the protection of each Fund's or Underlying Fund's shareholders. Under these circumstances, redemption proceeds may be made in securities (i.e., a redemption in kind). If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

Anti-Money Laundering

As part of each Fund's responsibility for the prevention of money laundering, you may be required by a Fund, Seligman or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, a Fund or its service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from a Fund. A Fund, by written notice to you, may suspend payment to you of any proceeds or distributions if the Fund or its service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Fund, Seligman or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Series has no arrangements with any person to permit frequent trading of a Fund's Shares.

                            Taxation of the Series

Each Fund is qualified and intends to continue to qualify for tax treatment as a regulated investment company under Subchapter M of the Internal Revenue Code. For each year so qualified, each Fund will not be subject to federal income taxes on its investment company taxable income and net capital gains, if any, realized during any taxable year, which it distributes to its shareholders, provided that at least 90% of its investment company taxable income (which includes net short-term capital gains) is distributed to shareholders each year.

Qualification does not, of course, involve governmental supervision of management or investment practices or policies. Investors should consult their own counsel for a complete understanding of the requirements a Fund must meet to qualify for such treatment. The information set forth in the Prospectus and the following discussion relate solely to the US Federal income taxes on dividends and distributions by a Fund and assumes that each Fund qualifies as a regulated investment company.

Dividends from net investment income (other than "qualified dividend income") and distributions from the excess of net short-term capital gains over net long-term capital losses are taxable as ordinary income to shareholders, whether received in cash or reinvested in additional shares. For taxable years beginning before January 1, 2011, qualified dividend income will be taxed at a reduced rate to individuals of generally 15% (5% for individuals in lower tax brackets). Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain foreign corporations (generally foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States, or the stock of which is readily tradable on an established securities market in the United States). The amount of dividend income that may be designated as "qualified dividend income" by a Fund will generally be limited to the aggregate of the eligible dividends received by a Fund. In addition, each Fund must meet certain holding period requirements with respect to the shares on which the Fund received the eligible dividends, and the non-corporate US shareholder must meet certain holding period requirements with respect to the Fund shares. To the extent designated as derived from a Fund's dividend income that would be eligible for the dividends received deduction if such Fund was not a regulated investment company, distributions are eligible, subject to certain restrictions, for the 70% dividends received deduction for corporations.

If for any year a Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. Such distributions will generally be taxable to the shareholders as qualified dividend income and generally will be eligible for the dividends received deduction in the case of corporate shareholders.

Distributions of net capital gains (i.e., the excess of net long-term capital gains over any net short-term capital losses) are taxable as long-term capital gain, whether received in cash or invested in additional shares, regardless of how long the shares have been held by a shareholder. Non-corporate US shareholders will be subject to federal income tax on distributions of net capital gains at a maximum rate of 15% if designated as derived from the Funds' capital gains from property held for more than one year and recognized in taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Such distributions are not eligible for the dividends received deduction allowed to corporate shareholders. Shareholders receiving distributions in the form of additional shares issued by the Series will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

Dividends and capital gain distributions declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by a Fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

During the year ended December 31, 2007, the Asset Allocation Moderate Growth Fund and the Asset Allocation Balanced Fund utilized all of their prior years' capital loss carryforwards of $538,257 and $867,826, respectively. As of the date hereof, the Asset Allocation Moderate Growth Fund and the Asset Allocation Balanced Fund have net capital loss carryforwards that are available for offset against future taxable net capital gains, expiring in various amounts through 2012. There is no assurance that the Funds will be able to utilize all of their capital loss carryforwards before they expire.

Any gain or loss realized upon a sale or redemption of shares in each Fund by a shareholder who is not a dealer in securities will generally be treated as a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. Long-term capital gain of a non-corporate US shareholder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in respect of shares that are held for more than one year. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which a long-term capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distribution. In addition, no loss will be allowed on the sale or other disposition of shares of each Fund if, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquires (including shares acquired through dividend reinvestment) securities that are substantially identical to the shares of such Fund.

In determining gain or loss on shares of each Fund that are sold or exchanged within 90 days after acquisition, a shareholder generally will not be permitted to include in the tax basis attributable to such shares the sales charge incurred in acquiring such shares to the extent of any subsequent reduction of the sales charge by reason of the exchange or reinstatement options offered by the Series. Any sales charge not taken into account in determining the tax basis of shares sold or exchanged within 90 days after acquisition will be added to the shareholder's tax basis in the shares acquired pursuant to the exchange or reinstatement options.

Each Fund is subject to a 4% nondeductible excise tax on the under-distribution of amounts required to be paid under a prescribed formula. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of a Fund's ordinary income for the calendar year, at least 98% of its net capital gain income realized during the one-year period ending on October 31 during such year, and all ordinary income and net capital gain income for prior years that was not previously distributed. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary income and net capital gain income prior to the end of each calendar year to avoid liability for the excise tax.

Unless a shareholder includes a certified taxpayer identification number (social security number for individuals) on the account application and certifies that the shareholder is not subject to backup withholding, the Series is required to withhold and remit to the US Treasury Department a portion of distributions and other reportable payments to the shareholder. Shareholders should be aware that, under regulations promulgated by the US Treasury Department, the Series may be fined on an annual basis for each account for which a certified taxpayer identification number (social security number for individuals) is not provided. In the event that such a fine is imposed, the Series may charge a service fee equal to such fine that may be deducted from the shareholder's account and offset against any of its undistributed dividends and capital gain distributions. The Series also reserves the right to close any account which does not have a certified taxpayer identification number or social security number, as applicable.

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from a Fund is "effectively connected" with a US trade or business carried on by such shareholder. If the income from a Fund is not effectively connected with a US trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholders generally will be subject to a 30% US withholding tax under existing provisions of the Internal Revenue Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty or law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the US withholding tax.

If the income from a Fund is effectively connected with a US trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the Fund will be subject to US federal income tax at the graduated rates applicable to US citizens or domestic corporations, and a foreign corporate investor will also be subject to a branch profits tax. In the case of foreign non-corporate shareholders, a Fund may be required to backup withhold US federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes. Transfers by gift of shares of a Fund by an individual foreign shareholder will not be subject to US federal gift tax, but the value of shares of a Fund held by such a shareholder at his death will generally be includible in his gross estate for US federal estate tax purposes, subject to any applicable estate tax treaty.

Shareholders are urged to consult their tax advisors concerning the effect of federal income and state and local taxes in their individual circumstances.

                                 Underwriters

Distribution of Securities

The Series and Seligman Advisors are parties to a Distributing Agreement dated January 3, 2000, as amended August, 1, 2001, under which Seligman Advisors acts as the exclusive agent for distribution of shares of the Series. Seligman Advisors accepts orders for the purchase of the Series' shares, which are offered continuously. As general distributor of the Series' shares, Seligman Advisors allows reallowances to all dealers on sales of Class A shares, as set forth above under "Dealer Reallowances" and, prior to June 4, 2007, Class C shares. Seligman Advisors retains the balance of sales charges and any CDSCs paid by investors.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund for the year ended December 31, 2007 amounted to $54,227, $76,505, $125,068 and $47,047, respectively, of which $6,538, $10,611,
$15,345 and $5,908, respectively, was retained by Seligman Advisors. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares

Total initial sales charges paid by shareholders of Class A shares and Class C shares of Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund for the year ended December 31, 2006 amounted to $38,535, $62,020, $119,249 and $34,326, respectively, of which $3,222, $7,307, $12,268 and $3,504, respectively, was retained by Seligman Advisors.

Total initial sales charges paid by shareholders of Class A shares and Class C shares of Asset Allocation Aggressive Growth Fund, Asset Allocation Growth Fund, Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund for the year ended December 31, 2005 amounted to $44,413, $60,955, $79,794 and $48,094, respectively, of which $4,763, $6,626, $8,261 and $5,247, respectively, was retained by Seligman Advisors.

Compensation

Seligman Advisors, which is an affiliated person of the Manager, which is an affiliated person of the Series, received the following commissions (including sales charges after January 1, 2006 that otherwise would have been paid to Seligman Services) and other compensation from each Fund during the year ended December 31, 2007:

                                          Net Underwriting    Compensation on
                                           Discounts and      Redemptions and
                                            Commissions         Repurchases
                                         (Class A and Class  (CDSC on Class A,
                                          C Sales Charges   Class C and Class D  Brokerage       Other
Fund                                        Retained)(1)    Shares Retained)(2) Commissions Compensation(3)
----                                     ------------------ ------------------- ----------- ---------------
Asset Allocation Aggressive Growth Fund.      $ 6,538             $  833           $-0-          $  1
Asset Allocation Growth Fund............       10,611              2,580            -0-           127
Asset Allocation Moderate Growth Fund...       15,345              1,395            -0-           -0-
Asset Allocation Balanced Fund..........        5,908              3,849            -0-           243

--------
(1)Effective June 4, 2007, there is no initial sales charges on purchases of Class C shares. Accordingly, any net underwriting discounts and commissions in respect of Class C shares retained by Seligman Advisors would relate to purchases prior to June 4, 2007.
(2)Seligman Advisors has sold its rights to collect a substantial portion of the distribution fees paid by each Fund in respect of Class B shares and any CDSC imposed on redemptions of Class B shares to the Purchasers in connection with an arrangement discussed above under "Rule 12b-1 Plan."
(3)During the year ended December 31, 2007, Seligman Advisors received distribution and service fees in respect of Class B, Class C and Class D pursuant to each such Fund's Rule 12b-1 Plan. These amounts and the arrangements pursuant to which such compensation is paid are detailed above under the discussion "Rule 12b-1 Plan."

Other Payments

Seligman Advisors pays authorized dealers and investment advisors, from its own resources, a fee on purchases of Class A shares of the Seligman mutual funds (other than Seligman TargetHorizon ETF Portfolios, Inc. (the "TargETFunds") and Seligman Cash Management Fund, Inc. (the "Cash Fund")) of $1,000,000 or more ("NAV sales"), calculated as follows:

       Amount of Purchase        Payment to Dealer (as a % of NAV Sales)
       ------------------        ---------------------------------------
       $1,000,000 - $3,999,999..                  1.00%
       $4,000,000 - $24,999,999.                  0.50%
       $25,000,000 or more......                  0.25%

With respect to purchases of Class A shares of the TargETFunds, Seligman Advisors shall pay authorized dealers and investment advisors 0.25% on NAV sales attributable to such funds. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee described above once they are exchanged for Class A shares of another Seligman mutual fund. The calculation of the fee will be based on assets held by a "single person," including an individual, members of a family unit comprising husband, wife and minor children purchasing securities for their own account, or a trustee or other fiduciary purchasing for a single fiduciary account or single trust. Purchases made by a trustee or other fiduciary for a fiduciary account may not be aggregated purchases made on behalf of any other fiduciary or individual account.

Seligman Advisors also pays authorized dealers and investment advisors, from its own resources, a fee on assets of certain investments in Class A shares of the Seligman mutual funds participating in an "eligible employee benefit plan" that are attributable to the particular authorized dealer or investment advisor. The shares eligible for the applicable fee described below are those on which an initial sales charge was not paid because either the participating eligible employee benefit plan has, for accounts opened prior to January 7, 2008, at least (1) $500,000 invested in the Seligman mutual funds or (2) 50 eligible employees to whom such plan is made available or, for accounts opened on or after January 7, 2008, at least $2 million in plan assets at the time of investment in a Fund. The payment schedule, for each calendar year, in respect of the Seligman mutual funds (other than the TargETFunds and the Cash Fund) is as follows:

Amount of Purchase                        Payment to Dealer (as a % of NAV Sales)
------------------                        ---------------------------------------
Sales up to but not including $4,000,000.                  1.00%
$4,000,000 - $24,999,999.................                  0.50%
$25,000,000 or more......................                  0.25%

The payment is based on cumulative sales for each plan during a single calendar year, or portion thereof. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The payment schedule, for each calendar year, in respect of the TargETFunds is 0.25% of sales. These fees in respect of eligible employee benefit plans and the fees on NAV sales described above are not duplicative (i.e., the fee is paid one time to authorized dealers or investment advisors for each purchase of Class A shares of $1,000,000 or more participating in an eligible employee benefit plan).

With respect to the fees relating to eligible employee benefit plans and NAV sales (each as described above), no fees shall be payable on any assets invested in a Fund by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in such Fund.

The Manager and Seligman Advisors may make cash and non-cash payments to banks, broker-dealers, insurance companies, financial planning firms, third party administrators and other financial intermediaries (collectively, "Financial Intermediaries"), subject to the Manager's and Seligman Advisors' respective internal policies and procedures.

Seligman Advisors provides Financial Intermediaries with sales literature and advertising materials relating to the registered investment companies advised by the Manager (the "Seligman Funds"). Seligman Advisors also shares expenses with Financial Intermediaries for costs incurred in hosting seminars for employees and clients of Financial Intermediaries, subject to Seligman Advisors' internal policies and procedures governing payments for such seminars. These seminars may take place at Seligman Advisors' headquarters or other appropriate locations and may include reimbursement of travel expenses (i.e., transportation, lodging and meals) of employees of Financial Intermediaries in connection with training and education seminars. Subject to Seligman Advisors' internal policies and procedures, Seligman Advisors may provide any or all of the following to employees of Financial Intermediaries and their guest(s): (i) an occasional meal, a sporting event or theater ticket or other comparable entertainment; (ii) gifts of less than $100 per person per year; and/or (iii) Seligman Advisors' promotional items of nominal value (golf balls, shirts, etc.).

In addition, Financial Intermediaries may have omnibus accounts and similar arrangements with SDC and may be paid by SDC for providing sub-transfer agency and other services. Such expenses paid by SDC are included in the annual operating expenses set forth in the Prospectus.

The Manager and/or Seligman Advisors have revenue sharing arrangements with certain Financial Intermediaries. Payments to these Financial Intermediaries are usually structured in any of three ways or a combination thereof: (i) as a percentage of gross sales; (ii) as a percentage of net assets attributable to the Financial Intermediary; or (iii) a fixed dollar amount.

The foregoing payments (which may take the form of expense reimbursements) by the Manager, Seligman Advisors and/or SDC may be made for shareholder servicing, promotion of Seligman Funds, and other services provided by the Manager, such as advisory services to managed accounts, marketing support and/or access to sales meetings, sales representatives and management representatives of the Financial Intermediaries. These payments are in addition to the 12b-1 fees and sales loads borne by shareholders, as well as the finders' fees and loads paid by Seligman Advisors, as set forth in the prospectus or otherwise described above. Such payments may result in, or be necessary for, the inclusion of the Seligman Funds on a sales list, including a preferred or select sales list, in various sales programs. Receipt by Financial Intermediaries of the foregoing payments or services could create an incentive for the Financial Intermediaries to offer a Seligman Fund in lieu of other mutual funds where such payments or services are not provided. Shareholders should consult their Financial Intermediaries for further information.

                        Calculation of Performance Data

The Funds may quote performance data in various ways. All performance information supplied by the Funds in advertising is historical and past performance is not indicative of future investment results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Since the Funds' inception through March 31, 2005, the Manager waived its investment management fee and/or reimbursed Fund expenses in order to limit each Fund's expenses (other than 12b-1 fees) to 0.50% per annum of average daily net assets. From April 1, 2005 through at least April 30, 2009, this limit was reduced to 0.40% per annum for Asset Allocation Aggressive Growth Fund and Asset Allocation Growth Fund and to 0.25% per annum for Asset Allocation Moderate Growth Fund and Asset Allocation Balanced Fund. Absent such reimbursements and/or fee waiver, each of the Fund's returns would have been lower.

Performance Calculations

Performance quoted in advertising reflects any change in price per share, assumes the reinvestment of dividends and capital gain distributions, if any, and may or may not include the effect of a Class's maximum initial sales charge and/or CDSC, as applicable. Such performance may be quoted as a percentage or as a dollar amount, may be calculated over any time period and may be presented in a table, graph or similar illustration. Excluding applicable sales charges from a performance calculation produces a higher performance figure than if such sales charges were included in the calculation.

Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented the Funds' Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Effective at the close of business on May 16, 2008, the Funds will no longer offer Class D shares. For additional information, see the section of the Prospectus "Deciding Which Class of Shares to Buy -- Class C or Class D."

Average annual total returns are calculated by determining the growth or decline in the value of a hypothetical $1,000 investment in the Funds over a stated period, and then calculating the annual rate required for this hypothetical investment to grow to the amount that would have been received upon a redemption at the end of such period (i.e., the average annual compound rate of return). Average annual total returns include any applicable maximum initial sales charge or CDSC.

The average annual returns quoted below were computed by (1) assuming a hypothetical initial investment of $1,000 at the beginning of the periods specified, (2) subtracting the maximum initial sales charge of 5.75% for Class A shares and (3) assuming that all of the dividends and capital gains distributions paid by each Fund's Classes, if any, were reinvested at net asset value over the relevant time periods. It was then assumed that at the end of the one-and five-year periods and the period since inception, the entire amounts were redeemed, subtracting the applicable CDSC. The average annual total returns were then determined by calculating the rate required for the initial investment to grow to the amount that would have been received upon redemption (income and capital).

Cumulative total returns reflect the simple change in the value of a hypothetical investment in the Funds over a stated period. The cumulative total returns for each Class of shares of the Funds shown below was calculated by assuming a hypothetical initial investment of $1,000 at the beginning of the period specified; subtracting the maximum initial sales charge for Class A shares; determining total value of all dividends and distributions, if any, that would have been paid during the period on such shares assuming that each dividend or distribution was reinvested in additional shares at net asset value; calculating the total value of the investment at the end of the period; subtracting the CDSC on Class B, Class C and Class D shares, if applicable; and finally, by dividing the difference between the amount of the hypothetical initial investment at the beginning of the period and its total value at the end of the period by the amount of the hypothetical initial investment.

No adjustments have been made for any income taxes payable by investors on dividends invested or gain distributions taken in shares or on the redemption of shares.

The performance of the Funds presented below is through December 31, 2007:

                                                  Cumulative Total Value of Initial
                                                    Return Since        $1,000
                 Average Annual Total Returns      Inception/(1)/  Investment /(2)/
              ---------------------------------   ---------------- ----------------
              1 Year 5 Years Since Inception/(1)/
              ------ ------- -------------------
                     Asset Allocation Aggressive Growth Fund
Class A......  6.43%  17.12%        3.60%              32.57%           $1,326
Class B......  7.01   17.49         3.65               33.09             1,331
Class C...... 11.01   17.70         3.44               31.00             1,310
Class D/(3)/. 11.01   17.70         3.61               32.72             1,327

                          Asset Allocation Growth Fund
Class A......  5.38%  16.45%        3.32%              29.80%           $1,298
Class B......  6.00   16.78         3.32               29.79             1,298
Class C...... 10.00   16.99         3.29               29.46             1,295
Class D/(3)/. 10.00   16.99         3.29               29.46             1,295

                                                   Cumulative Total Value of Initial
                                                     Return Since        $1,000
                 Average Annual Total Returns       Inception/(1)/  Investment /(2)/
              ----------------------------------   ---------------- ----------------
              1 Year  5 Years Since Inception/(1)/
              ------  ------- -------------------
                      Asset Allocation Moderate Growth Fund
Class A......  3.90%   14.35%        2.77%              24.34%           $1,243
Class B......  4.23    14.57         2.74               24.02             1,240
Class C......  8.23    14.80         2.75               24.20             1,242
Class D/(3)/.  8.23    14.80         2.72               23.86             1,239

                          Asset Allocation Balanced Fund
Class A...... (2.37)%   9.01%        0.52%               4.23%           $1,042
Class B...... (2.25)    9.21         0.50                4.08             1,041
Class C......  1.75     9.49         0.49                3.94             1,039
Class D/(3)/.  1.75     9.49         0.49                3.94             1,039

--------
/(1)/Commencement of investment operations for Class A shares was January 10, 2000. Class A returns were computed from the commencement of investment operations. Class B, C and D shares were offered to the public on January 10, 2000, but were first issued at various later dates. Total returns for Class B, C and D shares of the Funds have been computed from the commencement of investment operations and incorporate the total return of Class A shares of the Funds from the commencement of investment operations through the initial issuance date of each of the other classes of shares, adjusted to reflect the higher expenses associated with the Administration, Shareholder Services and Distribution Plan for expenses of those classes that would have been incurred had they first been issued on the commencement of investment operations date. The total returns of Class B, C and D shares from their individual initial issuance dates would be different, and may be lower, than those shown above.
/(2)/The "Value of Initial $1,000 Investment" as of the date indicated in footnote (1) reflects the effect of the maximum sales charge or CDSC, if applicable, and assumes that all dividends and capital gain distributions, if any, were reinvested.
/(3)/Class D shares not available after the close of business on May 16, 2008.

                             Financial Statements

The Series' Annual Report to Shareholders for the year ended December 31, 2007 contains portfolios of investments of the Funds as of December 31, 2007, as well as certain other financial information as of this date. Each of the Fund's financial statements and notes included in the Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. These Reports will be furnished without charge to investors who request copies of this SAI.

                              General Information

Custodian. State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105, serves as custodian of the Series. It also maintains, under the general supervision of the Manager, the accounting records and determines the net asset value for each Fund of the Series.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has been selected as auditors of the Series. Their address is Two World Financial Center, New York, New York 10281.